UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

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TRM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting of Shareholders
July 10, 2008
To Our Shareholders:
          The annual meeting of the shareholders of TRM Corporation, an Oregon corporation (the “Company”), will be held on Thursday, July 10, 2008, at 9:00 a.m. at Woodcrest Country Club, 300 East Evesham Road, Cherry Hill, New Jersey 08003 for the following purposes:
1.	To elect four members of the Board of Directors;

2.	To vote on a proposal to amend Article III of the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000;

3.	To approve an amendment to the Company’s 2005 Omnibus Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under such plan by 1,000,000 shares; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
          All shareholders are invited to attend the meeting. Holders of record of the Company’s common stock at the close of business on May 23, 2008, are entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at the meeting and at the offices of the Company at 5208 N.E. 122nd Avenue, Portland, Oregon 97230.
By Order of the Board of Directors
Michael J. Dolan
Secretary
Portland, Oregon
June 9, 2008
          YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, please promptly sign and date your enclosed proxy and return it in the postage-paid envelope.
          A shareholder who completes and returns the proxy and subsequently attends the meeting may elect to vote in person, since a proxy may be revoked at any time before it is exercised. Retention of the proxy is not necessary for admission to the meeting.

i

PROXY STATEMENT
          The enclosed proxy is solicited by the Board of Directors of TRM Corporation (the “Company”) for use at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, July 10, 2008, at 9:00 a.m. at Woodcrest Country Club, 300 East Evesham Road, Cherry Hill, New Jersey 08003, and at any adjournments thereof.
          The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the shareholders by the Company in connection with the annual meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone and personal contact. These employees will not receive any special compensation in connection therewith. The Company has retained Registrar and Transfer Company to assist in the mailing of the proxy statement and collection of proxies by mail from brokers and other nominees at an estimated cost of $1,500. The Company’s Annual Report on Form 10-K/A covering the year ended December 31, 2007, which includes the Company’s consolidated financial statements, is being mailed to shareholders together with these proxy materials on or about June 9, 2008.
          Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The presence at the Annual Meeting in person or by proxy of holders of outstanding common stock entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. In order to be elected as a director as described below, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present, which means that the nominees with the most votes are elected. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.
          Any proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted FOR:
•	the election of the directors;

•	the approval of the amendment to increase the authorized number of shares under the Company’s Restated Articles of Incorporation, as amended; and

•	the approval of the amendment to increase the number of shares of common stock available under the Company’s 2005 Omnibus Stock Incentive Plan.
          Should any matters not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the Annual Meeting or any adjournment, postponement or continuation thereof.
          Common stock represented at the Annual Meeting in person or by proxy but not voted on a proposal will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote common stock held by them in nominee name will mean that such common stock will not be counted for the purposes of establishing a quorum and will not be voted. If a broker does not receive voting instructions from the beneficial owner of common stock on a particular matter and indicates on the proxy delivered with respect to such common stock that it does not have discretionary authority to vote on that matter, which is referred to as a broker “non-vote,” that common stock will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which it was not voted. Brokers that are member firms of the New York Stock Exchange and who hold common stock in street name for customers generally have the discretion to vote those shares of common stock with respect to certain matters, including the election of directors, if they have not received instructions from the beneficial owners. However, these brokers generally do not have the discretion to vote those shares of common stock with respect to the approval of material revisions to equity compensation plans or approval for increasing the number of authorized shares of common stock, such as the proposals described in Proposals 2 and 3 below, if they have not received instructions from the beneficial owners. With respect to the election of directors described in this proxy statement, votes that are withheld and broker “non-votes” will not be included in the vote. With respect to any other matter properly brought before the Annual Meeting requiring the affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present, either in person or by proxy, for approval, (a) abstentions will be counted as votes cast on any matter and will have the effect of a vote against the relevant proposal and (b) broker “non-votes” will not be counted as votes cast on any matter, and will have no effect on the results of voting with respect to such proposals and other matters.
VOTING SECURITIES
     The Company’s outstanding voting securities consist of common stock. The record date for determining holders of common stock entitled to vote at the Annual Meeting was May 23, 2008. On that date, there were 21,485,619 shares of common stock outstanding, each entitled to one vote per share. The common stock does not have cumulative voting rights.
PRINCIPAL SHAREHOLDERS
     The following table sets forth the number and percentage of shares of common stock beneficially owned, as of May 22, 2008, by each of the Company’s directors and executive officers, all of its directors and executive officers as a group and other persons who beneficially own more than 5% of outstanding voting securities. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares issuable pursuant to options or warrants exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options but are not deemed to be outstanding for purposes of computing the percentage of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

		Percent
Beneficial Owner	Number(1)(2)	of Class
Lampe, Conway & Co., LLC(3)	16,374,903	44.9%
680 Fifth Avenue, 12th Floor New York, NY 10019

Douglas B. Falcone(4)	3,550,000	16.5%
5208 N.E. 122nd Avenue Portland, OR 97230

GSO Funds(5)	2,431,212	9.9%
280 Park Avenue New York, NY 10017

Stark Master Fund Ltd.(6)	1,557,479	7.2%
3600 South Lake Drive St. Francis, WI 53235

Loeb Partners Corp.(7)	1,084,178	5.0%
61 Broadway New York, NY 10006

Lance Laifer(8)	1,082,881	5.0%
112 West 27th Street New York, NY 10001

		Percent
Beneficial Owner	Number(1)(2)	of Class
Richard B. Stern	900,000	4.2%
5208 N.E. 122nd Avenue Portland, OR 97230

Jeffrey F. Brotman	200,021	*
5208 N.E. 122nd Avenue Portland, OR 97230

Danial J. Tierney(9)	140,000	*
P. O. Box 1177 Brush Prairie, WA 98606

Michael J. Dolan	180,000	*
5208 N. E. 122nd Avenue Portland, OR 97230

Daniel E. O’Brien(10)	17,500	*
5208 N.E. 122nd Avenue Portland, OR 97230

Ethan S. Buyon	1,000	*
16 Vermont Avenue White Plains, NY 10606

Jon S. Pitcher	—	—
5208 N.E. 122nd Avenue Portland, OR 97230

Thomas S. McNamara	—	—
5208 N.E. 122nd Avenue Portland, OR 97230

Kenneth Paull	—	—
5208 N.E. 122nd Avenue Portland, OR 97230

Directors and executive officers as a group (7 persons)	4,831,021	22.4%

*	Represents less than 1 percent.

(1)	The number of common shares that may be obtained upon exercise of options that are currently exercisable as follows: Mr. Stern — 50,000 shares; Mr. Dolan — 30,000 shares; and all executive officers and directors as a group — 80,000 shares.

(2)	Includes an award of 300,000 shares of restricted common stock that Mr. Stern received on April 18, 2008. The award will vest over three years in equal installments beginning April 18, 2009. Includes an award of 150,000 shares of restricted common stock that Mr. Dolan received on April 18, 2008. The award will vest over three years in equal installments beginning April 18, 2009.

(3)	This information is based upon a Schedule 13D/A dated and filed with the SEC on April 24, 2008, reporting that Lampe, Conway & Co., LLC (the “Agent”), the investment manager of LC Capital Master Fund, Ltd. (the “Lender”), the Lender, Steven G. Lampe, a managing member of the Agent and Richard F. Conway, a managing member of the Agent, have shared dispositive power with respect to 16,374,903 shares. On February 8, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase

Agreement”), with the Lender and Agent, pursuant to which the Lender extended credit in the form of a loan totaling $1,000,000. In connection with the Purchase Agreement, the Company issued warrants to the Lender to purchase in the aggregate 2,500,000 shares (the “Warrant Shares”) of the Company’s common stock at an exercise price initially equal to $0.40 per Warrant Share, subject to adjustment for any recapitalizations, stock combinations, stock dividends and stock splits. The warrants may be exercised at any time and expire on February 8, 2015. On April 18, 2008, the Company entered into a Securities Purchase Agreement (the “Agreement”) with the Lender and Agent, pursuant to which the Lender purchased notes from the Company totaling $11,000,000. In connection with the Agreement, the Company issued warrants to the Lender to purchase in the aggregate 12,500,000 shares (the “Additional Warrant Shares”) of the Company’s common stock at an exercise price initially equal to $0.28 per Additional Warrant Share, subject to adjustment for any recapitalizations, stock combinations, stock dividends and stock splits or if the Company issue common stock, or securities convertible into common stock, at a lower price. The additional warrants may be exercised immediately and expire on April 18, 2015.

(4)	Mr. Falcone joined the Company in April 2008 as Chief Operating Officer and Executive Vice President.

(5)	This information is based upon a Schedule 13G/A dated March 3, 2008, and filed with the SEC on March 11, 2008. Each of GSO Credit Opportunities Fund (Helios), L.P., GSO Special Situations Overseas Benefit Plan Fund Ltd., GSO Special Situations Overseas Fund, Ltd. and GSO Domestic Capital Funding LLC, which are collectively referred to as the GSO Funds, holds warrants, which are collectively exercisable for the aggregate amount of 3,072,074 shares of common stock. GSO Special Situations Fund LP owns 100% of the equity in GSO Domestic Capital Funding LLC (“GSO LLC”). GSO Capital Partners LP is the investment manager to each of the GSO Funds and GSO Special Situations Fund LP and is therefore vested with investment discretion with respect to the warrants and the shares of common stock issuable upon exercise of the warrants. GSO LLC is the general partner of GSO Capital Partners LP and, in that capacity, directs its operations. Bennett J. Goodman, J. Albert Smith III and Douglas I. Ostrover are the managing members of GSO LLC and, in that capacity, direct its operations. As such, each of the GSO Funds, Special Situations Fund LP, GSO Capital Partners LP, GSO LLC, Mr. Goodman, Mr. Smith and Mr. Ostrover may be deemed a beneficial owner of the warrants and the shares of common stock issuable upon exercise of the warrants held by the GSO Funds. The number of shares reflected is equal to 9.99% of the Company’s issued and outstanding shares of common stock, as each of the warrants provides that in no event shall the holder of any warrant be entitled to exercise such warrant for any number of shares that, upon giving effect to such exercise, would cause the aggregate number of shares of the Company’s common stock owned by the reporting persons to exceed 9.99% of the Company’s outstanding shares of common stock following such exercise. The total number of shares for which the warrants are exercisable, absent the foregoing limitation, is 3,072,074.

(6)	This information is based upon a Schedule 13G/A dated February 14, 2008 and filed with the SEC on February 14, 2008. Michael A. Roth and Brian J. Stark, who direct the management of Stark Offshore Management LLC (“Stark Offshore”), which acts as the investment manager and has sole power to direct the management of Stark Master Fund Ltd., share voting and dispositive power with respect to the 1,577,479 shares.

(7)	This information is based on a Form 13F for the reporting date December 31, 2007.

(8)	Based on information as of April 30, 2007 received from Mr. Lance Laifer, as sole director and principal stockholder of Laifer Capital Management, Inc., Mr. Laifer is the beneficial owner of 1,082,881 shares of common stock. Laifer Capital Management, Inc., has the sole power (i) to vote and to direct the voting of and (ii) to dispose and direct the disposition of 414,914 shares of common stock beneficially owned by Hilltop Partners, L.P., and sole power (i) to vote and to direct the voting of and (ii) to dispose and direct the disposition of 213,266 shares of common stock beneficially owned by Hilltop Offshore #2. Laifer shares with various Wolfson family entities the power to dispose and direct the disposition of 454,701 shares of common stock beneficially owned by the Wolfson entities. The Wolfson entities retain the sole power to vote and direct the voting of the shares of common stock owned by them.

(9)	Mr. Tierney resigned from the Company as Executive Vice President on January 1, 2007.

(10)	Mr. O’Brien resigned from the Company as Chief Financial Officer on August 1, 2007, and left the employment of the Company effective August 31, 2007.
Changes in Control
          On April 18, 2008, the Company borrowed $11.0 million pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) with LC Capital Master Fund, Ltd. as lender (“LC Capital”) and Lampe, Conway & Co., LLC as administrative and collateral agent (“Lampe Conway”). In connection with the financing under the Securities Purchase Agreement, the Company granted warrants to LC Capital to purchase up to 12,500,000 shares of the Company’s common stock. The Company previously granted LC Capital warrants to purchase 2,500,000 shares of the Company’s common stock pursuant to a Securities Purchase Agreement, entered into on February 8, 2008 with LC Capital and Lampe Conway pursuant to which the Company borrowed $1 million (the “Original Securities Purchase Agreement”). The warrants are currently exercisable. Additionally, in connection with the financing transactions, LC Capital appointed two directors to the Company’s Board of Directors and has the right to appoint an additional director if it holds an aggregate of 2,500,000 warrant shares. If LC Capital exercises its warrants or appoints an additional director to the Company’s Board of Directors, it may be deemed to constitute a change of control of the Company.
PROPOSAL 1
ELECTION OF DIRECTORS
          The Board of Directors is divided into three classes serving staggered three-year terms. In February 2008, Mr. Ethan Buyon was appointed to the Board of Directors; in April 2008, Mr. Douglas B. Falcone, Mr. Thomas S. McNamara, and Mr. Kenneth Paull were appointed to the Board of Directors. Under Oregon law, Messrs. Buyon, Falcone, McNamara and Paull must also stand for election as a director at the annual meeting next following their appointment. Accordingly, their terms expire at this Annual Meeting.
          On April 14, 2008, in connection with the acquisition and purchase of LJR Consulting Corp. d/b/a Access To Money, Alan D. Schreiber, Nancy L. Alperin, Tony C. Banks, Harmon S. Spolan and John S. White resigned from the Board of Directors of the Company, effective as of April 18, 2008. None of the departures were related to any disagreement with the Company or with the Company’s operations, policies or practices.
          Messrs. Buyon, Falcone, McNamara and Paull have been nominated for three-year terms to serve until the 2011 annual meeting of shareholders and until their successors are elected and have qualified. Descriptions of the four nominees for election follow. For a description of the background of continuing directors, see “Background Information About Continuing Directors.”
          It is the intention of the persons named in the accompanying form of proxy to vote for the four nominees, unless other instructions are given. Proxies cannot be voted for more than four nominees. If any nominee is unable to stand for election for any reason, proxies will be voted for the election of a substitute proposed by the Board of Directors. The Board of Directors knows of no reason why any nominee might be unable or refuse to accept nomination or election.
          The Board of Directors recommends a vote FOR Messrs. Buyon, Falcone, McNamara and Paull.

Director Nominees

		Director
Director Nominees	Age	Since
Ethan S. Buyon was appointed to the Board of Directors in February 2008. Mr. Buyon has been the interim Chief Operating Officer for Citi Residential Lending, Inc. since September 2007 and has been a Managing Director at Citi Markets and Banking since February 2008. Mr. Buyon served as a Managing Director of CRP Partners (and its predecessor firm, The Recovery Group) from October 2003 to February 2008. From May 2002 to October 2003, Mr. Buyon served as a Managing Director of Crossroads, LLC, a national restructuring and financial advisory firm.	53	2008

Douglas B. Falcone, Chief Operating Officer and Executive Vice President. Mr. Falcone was appointed to the Board of Directors in April 2008 and has served as the Company’s Chief Operating Officer and Executive Vice President since April 2008. From October 1998 to April 2008, Mr. Falcone previously served as President, Vice President, Secretary and Treasurer of LJR Consulting Corp. d/b/a Access to Money, an ATM company the Company acquired in April 2008.	49	2008

Thomas S. McNamara was appointed to the Board of Directors in April 2008. Mr. McNamara is an attorney and has been President of the law firm of Indik & McNamara, P.C. from March 2000 to present. He is a founding shareholder of such firm. From October 2007 to present, Mr. McNamara has served as President and Chairman of the Board of Directors of Innovative Clinical Solutions, Ltd., a company engaged in implementing plans of liquidation.	49	2008

Kenneth Paull was appointed to the Board of Directors in April 2008. Mr. Paull has been the Executive Vice President of Bluewave Computing, an information technology outsourcing business, from February 2007 to present. Before joining Bluewave Computing, Mr. Paull served as Senior Vice President-National Account and ATM Divisions at RBS Lynk (formerly Lynk Systems), an electronic payment processor, from January 2001 to January 2006.	48	2008
Background Information About Continuing Directors

		Director
Background Information About Continuing Directors	Age	Since
Jeffrey F. Brotman, Chairman of the Board of Directors. Mr. Brotman was elected to the Board of Directors and appointed President and Chief Executive Officer in March 2006 and was elected Chairman of the Board in September 2006. Mr. Brotman resigned as President and Chief Executive Officer effective June 15, 2007. Mr. Brotman has served as Executive Vice President of Resource America, Inc., a specialized asset management company since June 2007. Until March 2006, Mr. Brotman had been the President and Managing Member of the law firm, Ledgewood, P.C., in Philadelphia, Pennsylvania, which he joined in 1992. Mr. Brotman remained of counsel at Ledgewood until June 2007. He was on the Board of Directors of The Turnaround Fund, a Portland-based mutual fund, from its inception in 2003 until March 2006. He has been an adjunct Professor of Law at the University of Pennsylvania Law School since 1990, where he has taught courses in accounting and lending transactions.
	44	2006

		Director
Background Information About Continuing Directors	Age	Since
Richard B. Stern, President and Chief Executive Officer. Mr. Stern has been the Company’s President and Chief Executive Officer since June 15, 2007. Prior to serving as President and Chief Executive Officer, Mr. Stern served as Chief Operating Officer from November 2006 to June 2007. He initially served as the Company’s Executive Vice President of Corporate Operations from October 2006 to November 2006. Mr. Stern previously served as Vice President/General Manager of Building Solutions for American Tower Corporation from August 2005 to September 2005. He previously held that position with SpectraSite Communications, which was acquired by American Tower, from May 2002 to August 2005. From January 2000 to May 2002, Mr. Stern served as Vice President of Real Estate, Building Division, with SpectraSite Communications.
	47	2007
Non-Director Executive Officers

Non-Director Executive Officers	Age
Michael J. Dolan, Chief Financial Officer. Mr. Dolan was appointed the Company’s Chief Financial Officer on August 1, 2007. Mr. Dolan previously served as Senior Vice President and General Manager of Direct Group, a privately held direct mail and fulfillment services company, from September 2005 to October 2006. Prior to that, Mr. Dolan served as Chief Financial Officer of Direct Group from September 1999 to August 2005. He previously served as Finance Leader with Acxiom Corporation, a multinational database, customer relationship and data content management company, from April 1993 to August 1999. From September 1989 to March 1993, Mr. Dolan served as Corporate Accounting Manager of Acxiom Corporation. From August 1988 to August 1989, Mr. Dolan served as Division Controller of Acxiom Corporation.
44
CORPORATE GOVERNANCE
Information Concerning the Board of Directors and Certain Committees
          The Board of Directors currently consists of six directors, three of whom the Board of Directors has determined are independent within the meaning of Rule 10A-3(b) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act’), and NASD Rules 4200(a)(15) and 4350(d), the rules of the Nasdaq Stock Market upon which the Company was listed until April 24, 2008. The independent directors are Messrs. Paull, McNamara and Buyon and the other directors are Messrs. Brotman, Stern and Falcone. Ms. Alperin, and Messrs. Schreiber, Spolan, Banks and White also served as directors during 2007 and were considered independent directors within the meaning of NASD Rules 4200(a)(15) and 4350(d). The Board of Directors held eight formal meetings during 2007. Each of the directors attended at least 75% of all meetings of the Board of Directors and committees on which they served during 2007. The Board of Directors does not have a formal policy governing director attendance at its annual meeting of shareholders; nonetheless the Company believes that all of its directors will attend the meeting. All of the directors attended the 2007 annual meeting either in person or telephonically.
          The standing committees of the Board of Directors are the Audit Committee, Compensation Committee, Executive Committee and Investment Committee. The Board of Directors as a group fulfills the nominating committee functions.
          The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, matters relating to the integrity of the Company’s finances and financial statements, the adequacy of the Company’s internal controls and related party transactions. The committee is also responsible for engaging the Company’s independent registered public accounting firm. The Audit Committee held four formal meetings during 2007. The 2007 members of the Audit Committee were Mr. Spolan (Chairman), Ms. Alperin and Mr. Banks. The Board of Directors determined that each member of the Audit Committee met the independence standards set forth in the Nasdaq listing standards, and met the independence standards set forth in Rule 10A-3 of the Exchange Act. The current members of the Audit Committee are Messrs. Buyon (Chairman), McNamara and Paull. The Board of Directors determined that each member of the Audit Committee meets the independence standards set forth in Rule 10A-3 promulgated under the Exchange Act and the independence standards set forth in the Nasdaq listing standards. The Board of Directors determined that Mr. Spolan qualified as an “audit committee financial expert” as defined in applicable rules and regulations under the Exchange Act and that Mr. Buyon qualifies as an “audit committee financial expert” as defined in applicable rules and regulations under the Exchange Act.
          The Audit Committee operates under a written charter adopted by the Board, which charter was amended and restated in January 2008 and is reviewed annually. The charter is available on the Company’s website at www.trm.com, and is attached as Appendix A hereto. Under the charter, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the Company’s independent registered public accounting firm.
          Under the auspices of the Audit Committee, the Board of Directors has adopted a Code of Ethics that applies to the Company’s officers, directors and employees. The Code of Ethics is available on the Company’s website at www.trm.com.
          The Compensation Committee establishes and monitors executive officer compensation and administers the Company’s Omnibus Stock Incentive Plan, 2001 Nonqualified Stock Option Plan, 1996 Stock Option Plan and Employee Stock Purchase Plan. The Compensation Committee held three formal meetings during 2007. The 2007 members of the Compensation Committee were Dr. Schreiber (Chairman), Ms. Alperin and Mr. White. The current members of the Compensation Committee are Mr. McNamara (Chairman), Mr. Buyon and Mr. Paull, each of whom meets the independence standards set forth in Rule 10A-3 promulgated under the Exchange Act. The Compensation Committee does not have a written charter.
          The Compensation Committee also has direct responsibility for approving the compensation of the Chief Executive Officer, other executive officers and the non-management directors of the Company. The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act.
          The Company’s Chief Executive Officer sets the compensation of anyone whose compensation is not set by the Compensation Committee and reports to the Compensation Committee on the basis for any such compensation if requested by it.
          The Compensation Committee may retain compensation consultants, outside counsel and other advisors as the Compensation Committee deems appropriate to assist it in discharging its duties. The Compensation Committee has not currently retained any outside advisor.
          The Investment Committee evaluates and makes recommendations to the Board of Directors concerning potential merger and acquisition activities, significant capital investments and financial structuring. The committee held no formal meetings during 2007. The 2007 members of the committee were Mr. White (Chairman), Mr. Banks and Dr. Schreiber. The current members are Mr. Stern (Chairman), Mr. Buyon and Mr. Falcone.
          As of January 1, 2004, the full Board of Directors assumed the functions of a nominating committee. The Board of Directors believes that such action was appropriate because it believes that, in doing so, it gains access to the expertise and insight of its management and non-independent directors on the operations of the Company as they relate to an evaluation of a director candidate. The final determination to nominate a candidate is made by the Company’s independent directors, acting separately, subject, however, to the rights of Lampe Conway under the Securities Purchase Agreement discussed in “Principal Shareholders — Changes in Control,” to nominate three directors. The Board has not adopted a formal charter regarding the nominations process; rather, in lieu thereof, it has adopted resolutions formalizing the nominations process. In addition to shareholders’ general nominating rights provided in the Company’s Bylaws, shareholders may recommend director candidates for consideration by the Board. The Board will consider director candidates recommended by shareholders if the recommendations are sent to the Board in accordance with the procedures for other shareholder proposals described elsewhere in this proxy statement under the heading “Shareholder Proposals.” All director nominations submitted by shareholders to the Board for its consideration must include all of the required information set forth in the Company’s Bylaws, as summarized under the heading “Shareholder Proposals,” and the following additional information:
•	any information relevant to a determination of whether the nominee meets the criteria described below under the subheading “Director Qualifications”;

•	any information regarding the nominee relevant to a determination of whether the nominee would be considered independent under Nasdaq or SEC rules or, alternatively, a statement that the nominee would not be considered independent;

•	a statement, signed by the nominee, verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and consenting to serve as a director if so elected; and

•	if the recommending shareholder, or group of shareholders, has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership.
          Director Qualifications. In selecting nominees for director, without regard to the source of the recommendation, the Board believes that each director nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Board should have the highest professional and personal ethics, consistent with the values and standards of the Company. At a minimum, a nominee must possess integrity, skill, leadership ability, financial sophistication, and capacity to help guide the Company. Nominees should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experiences. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. In addition, the Board considers all applicable statutory and regulatory requirements and the requirements of any exchange upon which the Company’s common stock is listed or to which it may apply in the foreseeable future. Although, Messrs. Buyon and McNamara, the directors nominated by Lampe Conway, are not subject to Board evaluation, the Board nevertheless believes that they each possess the qualities referred to in this paragraph.
          Evaluation of Director Nominees. The Board will typically employ a variety of methods for identifying and evaluating nominees for director apart from persons nominated by Lampe Conway under its nomination right. The Board regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director. Candidates may come to the attention of the Board through current directors, shareholders, or other companies or persons. The Board does not evaluate director candidates recommended by shareholders differently than director candidates recommended from other sources. Director candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year. In evaluating such nominations, the Board seeks to achieve a balance of knowledge, experience, and capability on the Board. In connection with this evaluation, the Board will make a determination whether to interview a prospective nominee based upon the Board’s level of interest. If warranted, one or more members of the Board, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and any appropriate interviews, the Board will recommend the director nominees after consideration of all its directors’ input. The director nominees are then selected by a majority of the independent directors on the Board, meeting in executive session and considering the Board’s recommendations.
          The appointment of Ethan S. Buyon as director on February 22, 2008, was pursuant to a covenant in the Original Securities Purchase Agreement requiring the Company to appoint a director selected by Lampe Conway, a shareholder of the Company. The appointment of Thomas S. McNamara as a director on April 23, 2008, was in connection with the financing under the Securities Purchase Agreement. The appointment of Mr. Falcone on April 18, 2008 and Mr. Paull on April 23, 2008, as directors was in connection with the acquisition of Access To Money.

Certain Relationships and Transactions with Related Persons
          In determining whether and to what extent the Company uses service providers that have a relationship with any of the Company’s officers, directors or major shareholders, the Board of Directors assesses whether such service providers have experience, expertise or knowledge that are required or which would be inefficient and costly to replace. In all cases, the Company pays fair market value for any services provided by such parties, and any of the Company’s officers or directors who may have a relationship with such parties do not participate in the decision to retain such service providers or in their payment.
          In 2007, the law firm of Ledgewood, P.C., provided legal services to the Company. Mr. Jeffrey F. Brotman, the Chairman of the Board of the Company and, from March 13, 2006 to June 15, 2007 the Company’s President and Chief Executive Officer, was the President and Managing Partner of the law firm from 1992 to March 2006. He remained of counsel at Ledgewood until June 2007. Fees paid to such firm were $361,823 in 2007 and $506,000 in 2006.
          In 2006, the law firm of Wolf, Block, Schorr & Solis-Cohen LLP provided legal services to the Company. Mr. Hersh Kozlov, who was one of the Company’s directors until his resignation on December 29, 2006, is a partner of such firm. Fees paid to such firm were $279,000 in 2006.
Compensation Committee Interlocks and Insider Participation
          None of the members of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was, during fiscal year 2007, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company was a director of another entity, any of whose executive officers served on the Company’s Compensation Committee. No executive officer of the Company was a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, any of whose executive officers served on the Board of Directors or Compensation Committee.
DIRECTOR AND EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          The compensation that the Company awards is designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Because the Company has faced significant financial problems since late 2005, the Company has not established compensation programs but rather determined awards on an individual basis.
          The Company ordinarily would seek to structure the compensation it pays its executive officers to achieve the following objectives:
•	encourage long-term success and align management interests with shareholder interests,

•	reward initiative,

•	link corporate and individual performance to compensation, and

•	provide total compensation which enables the Company to attract and retain key executives.
          However, as a result of the significant financial problems the Company faced beginning at the end of 2005, its primary objectives have been to create individual compensation packages in 2007 to attract new officers (Mr. Dolan), to retain Mr. Brotman as Chairman of the Board, to retain Mr. Stern as President and Chief Executive Officer, and to retain another of its officers (Mr. Tierney) through the sale of the Company’s U.S. photocopy operations, Canadian ATM business and Canadian photocopy operations. Compensation arrangements negotiated with Messrs. Stern and Dolan and consulting arrangements negotiated with Messrs. Brotman and Tierney reflected these objectives.

          In structuring its compensation packages, the Company used three elements: base salary, annual cash incentive compensation in the form of discretionary bonuses and discretionary long-term incentive compensation in the form of stock options or restricted stock grants.
          Base Salary. Base salaries for executive officers were determined in part by pay practices in unaffiliated companies and the Company’s assessment of the amount which would induce an officer to remain with the Company and assist the Company in resolving its financial difficulties. Base salaries are not intended to compensate individuals for extraordinary personal performance.
          Cash Bonuses. The Company does not have a defined bonus pool. The bonuses, if any, that ordinarily would be considered for executive officers would typically be based on one of two elements, or a combination of those elements: the Company’s overall performance during the preceding year and the individual’s performance. However, as a result of the Company’s financial problems and need to attract and retain qualified persons to resolve these problems, the 2007 bonuses to Messrs. Brotman and Stern, which were negotiated as part of their compensation packages under their employment and retainer agreements, reflected amounts the Company determined were necessary to induce them to continue employment with the Company. The bonus awarded Mr. Tierney reflected the Company’s determination of the amount necessary to retain Mr. Tierney as a consultant. Annual bonus payments to executive officers are at the discretion of the Compensation Committee except the 2006 and 2007 bonuses to Messrs. Brotman and Stern which were negotiated as part of their compensation packages. For other employees, the determination of bonus amounts has been delegated by the Compensation Committee to the Chief Executive Officer.
          Long-Term Incentives.
               General. Long-term incentives are designed to focus on the Company’s long-term goals and performance and to provide a reward directly tied to stockholder return: the performance of the Company’s common stock. The particular plans are intended to encourage participants to strive to achieve the Company’s long-term success and to remain with the Company in order to fully benefit from the plans.
               Stock Options and Restricted Stock. Historically, the Company’s primary long-term incentive compensation has been through stock options. The Company has a stock option plan in which the Company’s key employees, including executive officers, are eligible to participate. The Board of Directors and the Compensation Committee have in the past used stock options as an incentive to employees to remain with the Company and to exert their best efforts on behalf of the Company, as well as a method of aligning their interests with shareholders. Typically, options initially granted to persons becoming executive officers depended on the level of responsibility and position of the grantee and subsequent grants were made based on the Compensation Committee’s subjective assessment of the individual’s performance. Options generally become exercisable in equal increments over a stated period of years, typically between one and four years. However, because of the Company’s financial problems and the Company’s need to attract and retain key executives in 2006 and 2007, the Compensation Committee determined to focus more on restricted stock grants as long-term incentives. As a result, Mr. Stern received 500,000 shares of restricted stock as part of his negotiated compensation when he became the Company’s President and Chief Executive Officer in June 2007. A restricted stock award typically fully vests between one and four years and may be subject to performance criteria relating to the vesting of the shares determined by the Board of Directors or one or more committees established by the Board of Directors.
          Savings Plan. The Company has a 401(k) plan that offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which the Company supplements by matching contributions in the form of cash or common stock. During 2007, the Company’s matching contributions were 100% paid in cash. Participation in this plan is at the discretion of the qualified employees.
Summary Compensation Table
          The following table sets forth the compensation paid or accrued by the Company during the years ended December 31, 2006 and 2007 to the principal executive officer, principal financial officer and each of the

Company’s three most highly compensated executive officers other than the principal executive officer and principal financial officer, whose compensation exceeded $100,000 (the “Named Executive Officers”).

					Stock	Option
Name and					Awards	Awards		All Other
Principal Position	Year	Salary ($)		Bonus ($)	($)(1)	($)(2)		Compensation ($)(3)		Total ($)
Richard B. Stern(4)	2007	$376,947		$170,000	$141,448 (5)	$41,979		$2,226		$732,600
President and Chief Executive Officer	2006	50,000		25,000	9,125	12,152		—		96,277

Jeffrey F. Brotman(6)	2007	$417,300	(7)	$80,000	$344,500	—		$129,175	(8)	$970,975
Chairman of the Board	2006	344,076		350,000	229,667	—		508		924,251

Michael J. Dolan(9)	2007	$81,797		—	—	$5,775	(10)	$2,802		$90,374
Chief Financial Officer	2006	—		—	—	—		—		—

Daniel E. O’Brien(11)	2007	$303,591	(12)	$20,000	—	—		$22,419	(13)	$346,010
Chief Financial Officer	2006	162,693		—	—	$19,492		4,656		186,841

Jon S. Pitcher(14)	2007	$131,088		$32,814	—	—		$5,453		$169,355
Principal Accounting Officer	2006	$130,735		$3,500	—	—		$4,061		$138,296

Danial J. Tierney(15)	2007	$313,975	(16)	$40,000	—	—		$117,157	(17)	$471,132
	2006	307,581		54,331	$19,350	$76,042		7,616		464,920

(1)	Represents the dollar amount of restricted stock awards recognized or “expensed” for each of the Named Executive Officers as compensation costs for financial statement reporting purposes (excluding forfeiture assumptions) in accordance with Statement of Financial Accounting Standards No. 123R (revised 2004), “Share-Based Payment”, or FAS 123R, for fiscal 2007. See Note 8 to the Company’s financial statements in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, for the assumptions made in connection with these calculations. The Company recognizes compensation expense for grants of restricted stock over the requisite service period on a straight-line basis.

(2)	The Company estimates the value of each option award on the date of grant using the Black-Scholes model (excluding forfeiture assumptions) and the assumptions summarized in Note 8 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007. The Company recognizes compensation expense for stock option awards on a straight-line basis over the requisite service period for each separately vesting portion of each award in accordance with FAS No. 123R.

(3)	Includes 401(k) contribution match by the Company, life insurance premiums, and COBRA health insurance premiums paid by or on behalf of the Named Executive Officer.

(4)	Mr. Stern was appointed President and Chief Executive Officer effective June 15, 2007.

(5)	On May 2, 2007, the Company’s Compensation Committee approved a restricted stock award to Mr. Stern which was granted on June 15, 2007. The award originally was scheduled to vest 25% per year beginning June 15, 2008, so that the award would have become fully vested on June 15, 2011. On April 18, 2008, the Company completed an $11.0 million financing through Lampe Conway and, in connection therewith, issued warrants to LC Capital. Because the warrants were immediately exercisable, the issuance

(6)	Mr. Brotman was appointed President and Chief Executive Officer in March 2006, resigned from those positions effective June 15, 2007 and was appointed Chairman of the Company’s Board of Directors on June 15, 2007. His salary for each such position in 2006 and 2007 was prorated based upon the period served in each such position.

(7)	Includes $44,315 for accrued but unused paid-time-off.

(8)	Includes consulting fees in the amount of $121,875.

constituted a “change of control” within the meaning of the 2005 Omnibus Stock Incentive Plan (the “Omnibus Plan”) and all of Mr. Stern’s unvested restricted stock became vested.

(9)	Mr. Dolan was appointed Chief Financial Officer on August 1, 2007. His 2007 salary was prorated based upon the period he served in 2007.

(10)	Stock option award granted August 1, 2007. The award originally was scheduled to vest 25% per year beginning August 1, 2008, so that the award would be fully vested in four years. On April 18, 2008, the Company completed an $11.0 million financing through Lampe Conway and, in connection therewith issued warrants to LC Capital. Because the warrants were immediately exercisable, the issuance constituted a “change of control” within the meaning of the Omnibus Plan, and all of Mr. Dolan’s unvested stock options became vested.

(11)	Mr. O’Brien resigned as Chief Financial Officer effective August 1, 2007. His 2007 salary was prorated based upon the period he served in 2007.

(12)	Includes $170,000 severance pay and $17,039 for accrued but unused paid-time-off.

(13)	Includes $14,000 for outplacement services.

(14)	Mr. Pitcher’s employment terminated on April 30, 2008.

(15)	Mr. Tierney resigned on January 1, 2007.

(16)	Includes $275,000 severance pay and $15,000 for accrued but unused paid-time-off.

(17)	Includes consulting fees in the amount of $85,000 and payment of $20,000 for outplacement services.
2007 Grants of Plan-Based Awards

All Other
		Stock Awards:	All Other Option	Exercise or	Grant Date Fair
		Number of Shares	Awards:	Base Price of	Value of Stock and
	Grant	of Stock or Units	Number of Securities	Option Awards	Option
Name	Date	(#)	Underlying Options (#)	($/share)	Awards ($)
Richard B. Stern	6/15/2007	500,000 (1)	—	—	775,000 (2)
Jeffrey F. Brotman	—	—	—	—	—
Michael J. Dolan	8/1/2007	—	30,000	0.98	26,700 (3)
Daniel E. O’Brien	—	—	—	—	—
Jon Pitcher	—	—	—	—	—
Danial J. Tierney	—	—	—	—	—

(1)	Restricted stock award.

(2)	Grant date fair value excluding forfeiture assumptions was determined pursuant to FAS 123R based on a price per share of $1.55 which was the market value on the grant date, June 15, 2007. See Note 1 to the Summary Compensation table.

(3)	Grant date fair value excluding forfeiture assumptions was determined pursuant to FAS 123R using the Black-Scholes option pricing model. See Note 2 to the Summary Compensation table.
          Mr. Stern’s restricted stock award was issued pursuant to his employment agreement dated May 21, 2007 and under the Omnibus Plan, and Mr. Dolan’s stock option grant was issued pursuant to his employment agreement dated August 1, 2007 and under the Omnibus Plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
     The Company provides additional disclosure below of factors relating to the Summary Compensation Table and Grants of Plan-Based Awards Table, including descriptions of the employment agreements of the Named Executive Officers and those who have resigned and terms of their compensation.
     For a description of the material terms of the awards issued to Mr. Stern, see “Principal Shareholders,” Note 2, and see also “Outstanding Equity Awards at 2007 Fiscal Year-End,” Notes 1, 2 and 3.
Employment Contracts of Named Executive Officers
     On May 21, 2007, Mr. Stern entered into an employment agreement to serve as President and Chief Executive Officer that replaced his previous agreement entered into in October 2006 to serve as Executive Vice President of Corporate Operations. The agreement provides for a base salary of $375,000. Mr. Stern is also eligible to receive an annual bonus based upon reasonably specific criteria to be developed by the Compensation Committee. The target annual bonus amount is 50% of Mr. Stern’s base salary, although on the first two anniversaries of when Mr. Stern initially commenced his employment with the Company, he is entitled to an annual bonus of not less than $100,000. Under the terms of the agreement, Mr. Stern was granted 500,000 shares of restricted stock effective June 15, 2007. The award was originally scheduled to vest 25% on each anniversary date of the stock award. The restricted stock and stock options awarded under his previous agreement were scheduled to vest on the schedule provided under his previous agreement which allowed for vesting over three years. Pursuant to a “change of control” provision within the meaning of the Omnibus Plan, upon completion of the $11.0 million Lampe Conway financing, all of Mr. Stern’s unvested restricted stock and options became vested on April 18, 2008. See Note 5 to the Summary Compensation table. Mr. Stern is also entitled to termination payments under specified circumstances. Mr. Stern’s employment term ends upon termination of his employment agreement due to his death, disability, termination for cause or termination without cause. For a discussion of the termination provisions of Mr. Stern’s agreement, see “Director and Executive Compensation - Post-Employment Compensation – Other Post-Employment Payouts.”
     On June 15, 2007, Mr. Brotman entered into a retainer agreement as the Company’s Chairman of the Board that replaced his employment agreement which he entered into in May 2006. Under the retainer agreement, Mr. Brotman will receive annual base compensation of $225,000, which will be reviewed annually by the Compensation Committee to determine if the amount should be increased. Mr. Brotman is also eligible to receive an annual bonus each year in an amount determined by a majority of the Board of Directors or the Compensation Committee. The retainer agreement provides that in the event that any amounts under the retainer agreement would constitute “excess parachute payments,” Mr. Brotman will be provided with a gross-up payment from the company. For a discussion of the termination provisions of Mr. Brotman’s agreement, see “Director and Executive Compensation - Post-Employment Compensation – Other Post-Employment Payouts.” Mr. Brotman was paid $54,167 for his services from January 1, 2008 through April 18, 2008. He has waived receipt of any further base compensation under the retainer agreement for 2008.
     On August 1, 2007, Mr. Dolan entered into an employment agreement to serve as the Company’s Chief Financial Officer for a term of one year with automatic one year renewal periods unless either party gives notice of non-renewal. The agreement provides for a base salary of $200,000. Mr. Dolan is also eligible to receive an annual bonus, targeted at 35% of his base salary, although upon completion of his first year of employment, he is entitled to a guaranteed bonus of $70,000, as long as he is actively employed by the Company at that time. Under the terms of the agreement, Mr. Dolan was granted options to purchase 30,000 shares of the Company’s common stock, which originally were to vest 25% per year over four years. Pursuant to a “change of control” provision within the meaning of the Omnibus Plan, upon completion of the $11.0 million Lampe Conway financing, all of Mr. Dolan’s options became vested on April 18, 2008. See Note 10 to the Summary Compensation table. For a discussion of the termination provisions of Mr. Dolan’s agreement, see “Director and Executive Compensation - Post-Employment Compensation – Other Post-Employment Payouts.”
     On November 2, 2006, Mr. Pitcher entered into a retention and severance agreement with the Company. For a discussion of the provisions of Mr. Pitcher’s agreement, see “Director and Executive Compensation – Post-Employment Compensation - Other Post-Employment Payouts.”

Employment Contracts of Named Executive Officers Who Have Resigned
     Mr. O’Brien resigned as the Company’s Chief Financial Officer on August 1, 2007 which terminated his employment agreement. Mr. O’Brien’s employment agreement provided for a base salary of $135,000 and eligibility for incentive compensation upon the achievement of performance criteria established by the Compensation Committee of the Company’s Board of Directors. Mr. O’Brien also received use of a leased automobile and was entitled to termination payments under specified circumstances.
     Upon his resignation as President and Chief Executive Officer, Mr. Brotman entered into a retainer agreement relating to his continuation as Chairman of the Board of Directors, described above. For a discussion of the termination provisions of Mr. Brotman’s retainer agreement, see “Director and Executive Compensation — Post-Employment Compensation – Other Post-Employment Payouts.”
Retainer, Consulting or Severance Agreements of Named Executive Officers Who Have Resigned
     On September 17, 2007, Mr. O’Brien entered into a severance agreement and release of claims with the Company. The terms of the severance agreement with Mr. O’Brien are described in “Director and Executive Compensation — Post-Employment Compensation – Other Post-Employment Payouts.”
     When Mr. Tierney resigned in January 2007, he entered into a severance agreement and a consulting agreement with the Company. The terms of the severance agreement with Mr. Tierney are described in “Director and Executive Compensation — Post-Employment Compensation – Other Post-Employment Payouts.” Under the terms of the consulting agreement, Mr. Tierney agreed to provide consulting services from January 2, 2007 to July 1, 2007 for a fee of $85,000 payable in equal monthly installments of $14,166.67 from January 2007 through and including June 2007, subject to partial acceleration upon the sale of the Company’s U.S. photocopy business. Mr. Tierney received an accelerated payment of his consulting fee of $50,000 in February 2007. Mr. Tierney also received a $20,000 bonus upon the sale of the U.S. photocopy business in January 2007, and a $20,000 bonus upon the sale of the Canadian photocopy business in June 2007.
Post-Employment Compensation
Pension Benefits
     The Company does not provide pension arrangements or post-retirement health coverage for its executives or employees. Its executive officers are eligible to participate in the Company’s 401(k) contributory defined contribution plan.
Nonqualified Deferred Compensation
     The Company does not provide any nonqualified defined contribution or other deferred compensation plans.
Other Post-Employment Payouts
     Several Named Executive Officers have provisions in their employment contracts that provide for payments in connection with termination.
     Mr. Stern’s employment agreement provides that if the Company terminates him without cause, or at any time within three months before or 12 months after the occurrence of a change of control, except for cause, (i) all of his stock options and restricted stock will vest upon the date of his termination, (ii) the Company will pay him all amounts of accrued but unpaid base salary to the date of termination and a pro-rata amount of the targeted annual bonus for that year, (iii) the Company will pay him an amount equal to two years of base salary plus two years targeted annual bonus and (iv) the Company will provide health and dental insurance to him until the earlier of (a) two years from the date of his termination or (b) the commencement of his employment with another employer. If Mr. Stern terminates his employment other than by reason of a constructive dismissal, the Company must pay

Mr. Stern all accrued but unpaid base salary to the date of termination and provide certain fringe benefits as well as any annual bonus that has been awarded but not yet paid. Additionally, Mr. Stern may terminate his employment if there is a constructive dismissal, and receive the same termination benefits as for a termination without cause. The Company may terminate Mr. Stern for cause with not less than ten days written notice. The Company will have no other compensation obligations other than (i) amounts of base compensation accrued through the date of termination and (ii) reimbursement of appropriately documented expenses incurred before the termination. In such event, Mr. Stern would be entitled to elect to continue participation in any health, dental, life, accident and disability insurance plans at Mr. Stern’s expense if the plans allow for continuation at no cost to us. “Cause” is defined in the employment agreement as (i) a breach or neglect of the material duties that he is required to perform or acting in a manner that is materially contrary to the Company’s best interests and such breach, neglect or actions are not cured within 30 days after receipt of notice, (ii) the reasonable belief of a majority of the Board of Directors that he has committed a crime of moral turpitude, (iii) use of alcohol in an inappropriate manner or any unlawful controlled substance while performing duties and such use materially interferes with the performance of his duties, (iv) commission of any act of criminal fraud, material dishonesty or misappropriation relating to or involving us, (v) material violation of a rule, regulation, policy, plan or express direction of the Board of Directors, or (vi) unauthorized disclosure of confidential information. “Change of Control” is defined in the employment agreement to have occurred upon the earliest to occur of the following events: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s subsidiaries taken as a whole, to any person or entity, (ii) the adoption of a plan relating to the Company’s liquidation or dissolution, (iii) the consummation of any transaction in which a person or entity becomes the beneficial owner of more than 35% of the Company’s voting stock, or (iv) the Company consolidates or merges with or into another entity or vice versa after which beneficial owners of voting stock representing in the aggregate a majority of the total voting power of the Company’s voting stock immediately prior to the transaction are not beneficial owners of voting stock representing a majority of the total voting power of the Company or surviving entity immediately following the transaction. “Constructive Dismissal” is defined in the employment agreement as (i) any requirement that Mr. Stern’s principal office be relocated to a location that is in excess of 50 miles from Philadelphia, Pennsylvania, without his prior written consent, (ii) any material reduction in his title or reporting relationship, responsibilities or authority, (iii) any material reduction in his base compensation, unless any such reduction is applied in connection with, and matches in duration and percentage, a reduction in total cash compensation of all of the executive officers, provided that in such event such reduction does not exceed 10% of his base compensation and target annual bonus for the immediately preceding year, (iv) following a change of control, any reduction in base compensation, without his prior written consent; or (v) any breach by the Company of its material obligations to Mr. Stern that are not cured within 30 days after written notice.
     Mr. Brotman’s retainer agreement, effective on June 15, 2007, provides that if he is removed from his position as Chairman at any time within three months before or twelve months after the occurrence of a change of control of the Company or for any other reason except for cause (i) all of his stock options and restricted stock will vest upon the date of his termination and will be exercisable for ten years and (ii) the Company will pay him an amount equal to the average of his highest three years of base compensation plus annual bonus multiplied by 2.99. If Mr. Brotman terminates his service with the Company within one year after a change of control, the Company will pay him an amount equal to the average of his highest three years of base compensation plus annual bonus multiplied by 2.99. If Mr. Brotman is removed as Chairman or as a director for cause, the Company will not have any further obligation to Mr. Brotman for base retainer compensation, annual bonus or any other form of compensation other than (i) amounts of base retainer compensation accrued through the effective date of removal and (ii) reimbursement of documented expenses incurred before his removal. If Mr. Brotman is removed as Chairman but not as a director, Mr. Brotman will be entitled to continuing compensation in the amount generally provided by the Company to its non-employee directors. In the event that any amounts under the retainer agreement would constitute “excess parachute payments” as that term is defined for purposes of Section 280G of the Internal Revenue Code of 1986, as amended and the treasury regulations, the Company will provide Mr. Brotman with a gross-up payment. Mr. Brotman’s retainer agreement also contains non-competition and confidentiality covenants that extend for twelve months following termination of his service as Chairman. “Cause” and “Change of Control” are defined in the retainer agreement the same way as they are defined in Mr. Stern’s employment agreement. Mr. Brotman was paid $54,167 for his services from January 1, 2008 through April 18, 2008. He has waived receipt of any further base compensation under the retainer agreement for 2008.

     Mr. Dolan’s employment agreement provides that if the Company terminates Mr. Dolan any time within three months before or 12 months after the occurrence of a change of control, except for cause, (i) all of his stock options will vest upon the date of his termination, (ii) if his employment is terminated within the first year of employment, the Company must pay him an amount equal to one year of base salary plus the guaranteed bonus, and (iii) for any year thereafter, the Company must pay him an amount equal to two years of base salary, provided that in each case, Mr. Dolan executes and does not revoke a separation agreement and general release. If the Company terminates Mr. Dolan without cause or if his employment is terminated within the first year of employment, the Company must pay him an amount equal to one year of base salary, and, if he is terminated thereafter, the Company must pay him an amount equal to two years of base salary and his stock options will vest upon such termination, provided that Mr. Dolan executes and does not revoke a separation agreement and general release. If Mr. Dolan terminates his employment under the employment agreement, the Company will pay Mr. Dolan all accrued but unpaid base salary, vested stock options and reimbursement of appropriately documented expenses incurred before the termination of his employment. A “change of control” is defined in the employment agreement as (a) the direct or indirect sale, lease, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole, (b) the adoption of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transactions in which a person or entity becomes the beneficial owner of more than 35% of the Company’s voting stock, (d) the Company consolidates or merges with or into another entity or vice versa after which beneficial owners of voting stock representing in the aggregate a majority of the total voting power of the Company’s voting stock immediately prior to the transaction are not beneficial owners of voting stock representing a majority of the total voting power of the voting stock of the Company or surviving entity immediately following the transaction, or (e) the first day on which a majority of the members of the Company’s Board of Directors are not continuing directors. “Cause” is defined in the employment agreement the same way as it is defined in Mr. Stern’s employment agreement.
     Mr. Pitcher’s retention and severance agreement provided for the payment of a cash bonus of $32,814 upon the earlier of nine months from the execution of the agreement or consummation of a change in control unless Mr. Pitcher resigned or was terminated for cause. As Mr. Pitcher’s employment was not terminated, the cash bonus was paid in August 2007. The agreement also provided that in the event of termination without cause or in the event of a change of control, Mr. Pitcher would receive six months of base salary at the rate in effect immediately prior to termination, full payment of all accrued but unused paid-time-off, and payment in full for COBRA benefits for a period of six months. “Change of Control” was defined in the retention and severance agreement the same way as it is defined in Mr. Stern’s employment agreement, except Mr. Pitcher’s agreement does not contain the third prong of the definition. “Cause” is defined in the retention and severance agreement the same way as it is defined in Mr. Stern’s employment agreement. Mr. Pitcher’s employment terminated on April 30, 2008.
     Mr. O’Brien’s severance agreement provided that the Company would pay Mr. O’Brien (i) $170,000 as a severance payment, (ii) $20,000 as a previously awarded but unpaid “stay bonus”, and (iii) $17,039 as payment for accrued but unused paid-time-off, plus his salary for August 2007, to the extent it had not previously been paid. Pursuant to the agreement, the Company took all necessary corporate action to cause the vesting of all unvested restricted stock or stock options and extended the expiration date of the stock options to five years from the termination of employment. Additionally, the agreement provided for one year of outplacement services provided that the fees for those services not exceed $14,000. Subsequently, the Company paid $14,000 to Lee Hecht Harrison Ltd. on September 26, 2007 for outplacement services for Mr. O’Brien. The agreement also provided that if Mr. O’Brien elected to continue health insurance coverage in accordance with the requirements of COBRA, and subject to the terms and conditions of the Company’s group health insurance plan, the Company would pay Mr. O’Brien’s share of health insurance premium for family coverage for one year from the termination of his employment.

Estimated Termination Benefits(1)

					Accelerated	Accelerated
		Lump Sum			Vesting of	Vesting of
		Severance			Stock	Option
		Payment	Benefits(2)		Awards	Awards(4)
Name	Reason for Termination	($)	($)		($)(3)	($)
Jeffrey F. Brotman	Termination by Mr. Brotman within one year of change of control	381,225	—		67,500	—
	Termination by Company within three months before or twelve months after change of control (except for cause)	381,225	—		67,500	—
	Termination by Company for cause	—	—		—	—

Richard B. Stern	Termination by Company without cause or other than upon change of control	1,156,803	—		240,000	—
	Termination by Company within three months before or twelve months after change of control (except for cause)	1,156,803	—		240,000	—
	Constructive dismissal	1,156,803	—		240,000	—
	Termination by Mr. Stern other than due to a constructive dismissal	—	—		—	—
	Termination by Company for cause	—	—		—	—

ichael J. Dolan	Termination by Company without cause within one year of employment	274,884	—		—	—
	Termination by Company without cause after one year of employment	404,884	—		—	—
	Termination by Company for cause	—	—		—	—
	Termination by Company within three months before or twelve months after change of control (except for cause)	274,884	—		—	—

Jon S. Pitcher	Termination by Company without cause	77,543	—		—	—
	Termination by Company upon change of control	77,543	—		—	—
	Termination by Company for cause	—	—		—	—

Daniel E. O'Brien(5)	Termination by Company without cause	207,039	18,277	(6)	—	—

Danial J. Tierney(7)	Termination by Company without cause or upon change of control	313,975	31,877	(8)	—	—

(1)	Termination benefits for Mr. Brotman are based upon the retainer agreement he entered into effective June 15, 2007 (described in “Director Compensation”), and not his previous employment agreement which was terminated upon his resignation as President and Chief Executive Officer without payment of termination compensation being required. However, the Compensation Committee of the Board of Directors voted to award Mr. Brotman a $30,000 bonus following his resignation. In addition, the termination benefits for Mr. Stern are based upon the provisions of the employment agreement dated May 21, 2007 that he entered into in connection with his appointment as President and Chief Executive Officer to replace Mr. Brotman. The termination benefits for Mr. O’Brien and Mr. Tierney are based upon their respective severance agreements.

(2)	Represents rates in effect as of March 31, 2008 for insurance benefits.

(3)	Represents the value of restricted stock award disclosed in the “Outstanding Equity Awards at Fiscal Year-End Table,” calculated by multiplying the number of shares accelerated by the closing price of the Company’s stock on December 31, 2007.

(4)	Does not include accelerated options that were “out of the money” at December 31, 2007.

(5)	Mr. O’Brien resigned from the Company effective August 31, 2007 and pursuant to his severance agreement received $170,000 as a severance payment, $20,000 as a previously awarded but unpaid “stay bonus”, and $17,039 as payment for accrued but unused paid-time-off.

(6)	Includes insurance benefits and career coaching services pursuant to his severance agreement.

(7)	Mr. Tierney resigned from the Company on January 1, 2007 and, pursuant to his severance agreement, received accrued but unpaid salary through December 31, 2006 in the amount of $23,975, accrued vacation and illness time in the amount of $15,000, and severance in the amount of $275,000.

(8)	Includes insurance benefits and career coaching services, pursuant to his severance agreement.
Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards				Stock Awards
	Number	Number
	of	of			Number	Market
	Securities	Securities			of	Value of
	Underlying	Underlying			Shares	Shares or
	Unexercised	Unexercised			or Units	Units of
	Options	Options	Option	Option	of Stock That	Stock
	(#)	(#)	Exercise	Expiration	Have Not	That Have
Name	Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)(1)(2)	Not Vested ($)(3)
Richard B. Stern	16,667	33,333	$2.19	10/4/2011	33,333	$15,000
					500,000	$225,000

Jeffrey F Brotman	—	—	—	—	150,000	$67,500

Michael J. Dolan	—	30,000	$0.98	8/1/2017	—	—

Daniel E. O’Brien(4)	2,500	—	$1.80	8/31/2012	—	—
	10,000	—	$11.75	8/31/2012
	5,000	—	$12.12	8/31/2012

Jon S. Pitcher	—	—	—	—	—	—

Danial J. Tierney(5)	20,000	—	$8.00	1/1/2009	—	—
	40,000	—	$4.50	1/1/2009
	50,000	—	$1.80	1/1/2009
	15,000	—	$12.12	1/1/2009

(1)	On April 18, 2008, the Company completed an $11.0 million financing through Lampe Conway and, in connection therewith, issued warrants to LC Capital. Because the warrants were immediately exercisable, the issuance constituted a “change of control” within the meaning of the Omnibus Plan, and all of the unexercised options became exercisable and all of the unvested restricted stock became vested as of that date.

(2)	Mr. Brotman’s restricted stock was originally scheduled to vest 25% on May 15 in each of 2007, 2008, 2009 and 2010. 500,000 shares of Mr. Stern’s restricted stock were originally scheduled to vest 25% on June 16 in each of 2008, 2009, 2010 and 2011; 33,333 shares of Mr. Stern’s restricted stock were originally scheduled to vest 33% on October 4 in each of 2007, 2008 and 2009. All such shares have since vested, as set forth in Note 1, above.

(3)	Market value at December 31, 2007, based on closing market price of the Company’s common stock on December 31, 2007 of $0.45.

(4)	The number of exercisable options and expiration dates for Mr. O’Brien are as of December 31, 2007. His options fully vested on the date of his resignation and the grant expiration dates were amended to be five years from date of termination.

(5)	The number of exercisable options and expiration dates for Mr. Tierney are as of December 31, 2007. His options fully vested on the date of his resignation. Grant expiration dates were amended to be the shorter of two years from date of termination or ten years from date of grant. The unexercised options became exercisable on July 1, 2007.
2007 Option Exercises and Stock Vested Table
     The following table sets forth stock options exercised by the Named Executive Officers and each vesting of stock awards during the last fiscal year.

	Option Awards		Stock Awards(1)
	Number of Shares	Value	Number of Shares	Value
	Acquired	Realized	Acquired	Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)
Richard B. Stern	—	—	16,667	$15,500	(2)
Jeffrey F. Brotman	—	—	50,000	$130,000	(3)
Michael J. Dolan	—	—	—	—
Daniel E. O’Brien	—	—	—	—
Jon S. Pitcher	—	—	—	—
Danial J. Tierney	—	—	15,000 (4)	$30,750	(5)

(1)	For a discussion of the accelerated vesting of the stock awards in 2008, see “Summary Compensation Table,” Notes 5 and 10.

(2)	Represents the value of restricted stock award calculated by multiplying the number of shares vested by the closing price of the Company’s stock on October 4, 2007.

(3)	Represents the value of restricted stock award calculated by multiplying the number of shares vested by the closing price of the Company’s stock on May 15, 2007.

(4)	Mr. Tierney’s restricted stock award vested upon his resignation from the Company on January 1, 2007.

(5)	Represents the value of restricted stock award calculated by multiplying the number of shares vested by the closing price of the Company’s stock on January 3, 2007.

Director Compensation
2007 Director Fees Paid

	Fees Earned or
	Paid in Cash
	During 2007	Total
Name(1)	($)(2)	($)
Nancy L. Alperin	27,500	27,500
Tony C. Banks	22,500	22,500
Jeffrey F. Brotman(3)	121,875	121,875
Edward E. Cohen(4)	68,750	68,750
Alan D. Schreiber	27,000	27,000
Harmon S. Spolan	27,000	27,000
John S. White	31,333	31,333

(1)	Ethan S. Buyon has been omitted from this table since his service as a director did not begin until February 22, 2008 and Kenneth Paull and Thomas S. McNamara have been omitted from this table since their service as directors did not begin until April 23, 2008. Mr. Stern has been omitted from this table as he is a management member of the Board of Directors and is not separately compensated for his service on the Board of Directors. Mr. Douglas B. Falcone has been omitted from this table since his service as a director did not begin until April 18, 2008 and he is a management member of the Board of Directors and will not be separately compensated for his service on the Board of Directors. Effective on April 18, 2008, Ms. Alperin and Messrs. Schreiber, Banks, Spolan and White resigned from the Board of Directors.

(2)	Compensation for non-management directors, if not otherwise established by an agreement between the Company and a particular director, is established and paid on a yearly cycle commencing July 1, the beginning of the Company’s third fiscal quarter. As a result, fees shown as paid during a particular fiscal year may differ from the amounts set forth in this discussion.

(3)	Effective June 15, 2007, Mr. Brotman receives $225,000 per year for his services as Chairman of the Board of Directors pursuant to a retainer agreement, described in this section. Mr. Brotman was paid $54,167 for his services from January 1, 2008 through April 18, 2008. He will not receive any further base compensation under the retainer agreement for 2008.

(4)	Edward E. Cohen resigned from the board effective June 15, 2007. During the first six months of 2007 when Mr. Cohen served as a director, he was paid a retainer of $68,750 representing the prorated amount of his annual retainer.
     Except for the arrangements described below, unaffiliated members of the Board of Directors are paid an annual retainer of $25,000 and receive $1,000 for each formal meeting of the Board of Directors or a committee they attend. The Chairmen of the Audit, Compensation and Investment Committees are paid an additional retainer of $5,000 per year. None of the directors will receive compensation for their services in 2008.
     Mr. Cohen, who served as Chairman of the Executive Committee of the Board of Directors, had the responsibility for Board of Directors oversight between meetings of the Board of Directors and, in connection with this responsibility, was paid a retainer of $150,000 per year.
     On May 31, 2007, Mr. Brotman and the Company entered into a retainer agreement with respect to his continuing service as Chairman of the Board of Directors. Under the retainer agreement, Mr. Brotman receives annual base compensation of $225,000, which is reviewed annually to determine if it should be increased. The retainer agreement also provides that Mr. Brotman is eligible to receive an annual bonus each year in an amount determined by a majority of the Board of Directors or the Compensation Committee. For a discussion of termination payments under Mr. Brotman’s retainer agreement, see “Post-Employment Compensation – Other Post

Employment Payouts.” Mr. Brotman was paid $54,167 for his services from January 1, 2008 through April 18, 2008. He has waived receipt of any further base compensation under the retainer agreement for 2008.
PROPOSAL 2
INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
     The Board of Directors believes that it is in the Company’s best interest to approve a proposal to amend the Company’s Restated Articles of Incorporation, as amended (the “Charter”), to increase the number of shares of common stock the Company is authorized to issue from 50,000,000 to 100,000,000. As of May 23, 2008, there were 21,485,619 shares of common stock issued and outstanding and 19,899,603 shares of common stock reserved for issuance in connection with outstanding warrants and options. Consequently, there are only approximately 8,614,778 shares of common stock available for future issuance under the Charter for other corporate purposes.
     The Company’s proposed amendment would increase the number of authorized shares of common stock by 50,000,000. Under the proposed amendment:
•	the rights of the additional authorized shares would be identical to the rights of the shares you now hold, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid; and

•	the authorization will not, in itself, have any effect on your rights as a stockholder. If the Board were to issue additional shares for other than a stock split or dividend, however, it could have a dilutive effect on the Company’s earnings per share and on your voting power in the Company.
     The terms of the additional authorized shares of common stock will be determined by the Board of Directors.
     This proposal is not in response to any effort we know of to accumulate the Company’s common stock or to obtain control of the Company.
Reasons for the Proposal Increase of Authorized Shares
     As described below, in the Company’s efforts complete its acquisition of LJR Consulting Corp. d/b/a Access To Money (“Access To Money”) and obtain financing in order to pay its current financial obligations, the Company issued common stock and securities convertible or exchangeable into common stock, as follows:
•	In connection with the Company’s acquisition of Access To Money, on April 18, 2008, the Company issued 3,550,000 shares common stock to the sole shareholder of Access To Money.

•	In connection with the financing obtained by the Company, the Company issued warrants to LC Capital in April 2008 to purchase in the aggregate 12,500,000 shares of the Company’s common stock. In connection with the Original Securities Purchase Agreement, the Company issued warrants to LC Capital in February 2008 to purchase in the aggregate 2,500,000 shares of the Company’s common stock.
     Additionally, the issuance of the warrants to LC Capital upon the closing of the Securities Purchase Agreement were deemed to constitute a change of control of the Company under its Omnibus Plan, and all of its stock options granted and outstanding under the plan became immediately exercisable and the restriction periods on the shares of stock issued under the plan were deemed to terminate. The accelerated vesting due to the change of control caused an additional 686,393 shares of restricted stock to vest.
     As a result, the Company believes that the proposed increase in authorized shares of common stock is advisable at this time because it would give the Board greater flexibility to act promptly to meet future business and financing needs and opportunities as they arise. The additional authorized shares of common stock may be used to raise proceeds for general corporate purposes, stock splits, acquisitions and mergers, employee benefit plans and other proper business purposes.
     Under the Charter, the Company currently has 5,000,000 shares of preferred stock, no par value. The Company is not proposing any change to the authorized preferred stock or any other provision of Charter.
     The Board of Directors has unanimously adopted resolutions setting forth the following proposed amendment to the Charter and directing that the proposed amendment be submitted to the holders of the Company’s common stock for approval at the Meeting:
     The first sentence of Article III is amended to read as follows: “The authorized capital stock of the Corporation shall consist of 100 million shares of Common Stock, no par value, and 5 million shares of Preferred Stock, no par value.”
     If adopted by the stockholders, the amendment will become effective upon filing of a certificate of amendment with the Secretary of State of Oregon.
Vote Required
     Approval of the amendment to the Charter requires the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote on the matter. As a result, abstentions, broker non-votes or the failure to submit a proxy or vote in person at the Meeting will have the same effect as a vote against the proposal.
     The Board of Directors recommends that you vote FOR the amendment to the Charter to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.
PROPOSAL 3
APPROVAL OF THE AMENDMENT TO THE 2005 OMNIBUS STOCK INCENTIVE PLAN
     The Company is seeking your approval of an amendment to the Company’s Omnibus Plan. In May 2008, the Board of Directors adopted the amendment, subject to stockholders’ approval at the Annual Meeting. The proposed amendment will increase the number of shares that the Company may issue pursuant to awards under the Omnibus Plan by 1,000,000, which would be available for restricted stock awards or stock options. When this new authorization is combined with the shares that currently remain available for awards under the Omnibus Plan, the Company will have approximately 1,225,370 shares available for new awards, which may be used for restricted stock awards or stock options. As of May 23, 2008, (i) 450,000 shares of restricted stock and options to purchase 269,125 shares had been granted and were outstanding under the Omnibus Plan and (ii) the Company has approximately 225,370 shares available for future grant under the Omnibus Plan under the existing authorization.
     In 2005, the Board of Directors adopted, and the Company’s stockholders subsequently approved, the Omnibus Plan, which initially included a reserve of (i) 600,000 shares, plus (ii) the number of shares that remained available for issuance under the Company’s incentive and nonqualified stock option plan established in 1986, the stock option plan established in 1996 and the nonqualified stock option plan established in 2001.
     The Board of Directors believes the proposed amendment is necessary to ensure that the number of shares remaining available for issuance under the Omnibus Plan is sufficient, in light of the Company’s current capitalization, to allow it to continue to attract and retain the services of key individuals essential to its long-term growth and financial success. The Company relies upon equity incentives in the form of stock awards to attract and retain key employees, and the Board believes that such equity incentives are necessary to remain competitive in the marketplace for executive talent and other key employees.

Vote Required
     Approval of the amendment requires the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote on the matter. As a result, abstentions, broker non-votes or the failure to submit a proxy or vote in person at the Meeting will have the same effect as a vote against the proposal.
     The Board of Directors recommends that you vote FOR the amendment to the Omnibus Plan to increase the number of shares of common stock authorized for issuance under the Omnibus Plan by 1,000,000 shares.
Principal Features of the Omnibus Plan
     The material features of the Plan are outlined below. This proposed amendment as set forth in Appendix C to this proxy statement does not affect any of these terms other than the number of shares available for future awards under the Omnibus Plan. The following summary is qualified in its entirety by reference to the complete text of the Omnibus Plan, which is set forth as Appendix B to this proxy statement. Stockholders are urged to read the actual text of the Omnibus Plan and the proposed amendment in their entirety.
     Administration. The Omnibus Plan is administered by the Board of Directors or one or more committees established by the Board. If the Board intends for the Omnibus Plan to be exempt from limitations on deductibility under Internal Revenue Code Section 162(m) by reason of grants thereunder being “performance-based” compensation, the Board will establish a committee that consists exclusively of two or more members of the Board of Directors, each of whom qualifies as an “outside director” (for purposes of Section 162(m)), and who may also qualify as a “non-employee director” (as that term is used for purposes of Rule 16b-3) with respect to the Omnibus Plan. The committee(s) will have the sole and complete authority to interpret the Omnibus Plan and make all other determinations necessary for the Omnibus Plan’s administration.
     Eligibility. Employees and directors of the Company and its subsidiaries are eligible to receive awards under the Omnibus Plan, except that only employees are eligible to receive incentive stock options.
     Awards. Awards under the Omnibus Plan will consist of options to purchase shares, or awards of restricted shares, of common stock made from time to time to persons selected by the Committee and based on performance criteria established by the Committee (“Awards”). Options will be granted with exercise prices equal to the fair market value of the Company’s common stock at the time of grant. If an Award expires or terminates, without being exercised in full, the unpurchased or unvested shares of common stock which were subject to such Award will be available for future grants of Awards under the Omnibus Plan. Options may be granted to one employee in any calendar year for no more than 50,000 shares of common stock. No incentive stock option may be granted to a Director of the Company. Stock options may be exercised either with cash or by cashless exercise.
     Voting Rights. Stock option Awards do not permit the grantee to vote the shares of common stock underlying the options until the underlying shares have been purchased. Holders of restricted stock that has been awarded, subject to any vesting, will have all of the rights of a stockholder, including the right to vote the shares and receive dividends and other distributions.
     Available Shares. The Omnibus Plan currently provides for the issuance of up to 450,000 shares of common stock as restricted shares, and for the grant of options to purchase up to 150,000 shares of common stock. Such shares may be either authorized and unissued shares or shares issued and thereafter reacquired by the Company. If any subdivision or combination of shares of common stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the Omnibus Plan, the number of shares of common stock that may be awarded under the Omnibus Plan will be proportionately adjusted.
     If Proposal No. 3 is approved, the number of shares available for issuance for future restricted stock awards or for the grant of stock options will be increased by 1,000,000.
     Term of the Omnibus Plan. The Plan is effective as of January 1, 2005 and will continue in effect, unless terminated earlier by the Board of Directors, until December 31, 2014.

New Omnibus Plan Benefits
     The selection of employees to receive awards under the Omnibus Plan is determined in the discretion of the Board of Directors or one or more committees established by the Board. Accordingly, the benefits under the Omnibus Plan that will be received by any individual or group are not determinable. On May 22, 2008, the closing price of the Company’s common stock on the Pink Sheets was $0.30 per share.
Federal Income Tax Consequences
     The federal income tax consequences arising with respect to awards granted under the Omnibus Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Omnibus Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees in the Omnibus Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
     From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of common stock. Future appreciation on common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the common stock are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.
     Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its Named Executive Officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1,000,000, and (iv) an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is before the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.
     An individual who has been granted restricted shares of common stock under the Omnibus Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions relating to the stock constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m), the Company will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by the Company.
     However, the recipient of shares of restricted common stock may elect to be taxed at the time of grant of the shares based upon their fair market value of the shares on the date of the award. If the recipient makes this election, (a) the Company will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m)), and (b) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

Securities Authorized for Issuance under Equity Compensation Plans
     The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2007.
Equity Compensation Plan Information

			Number of common shares
	Number of common		remaining available for
	shares to be issued upon		future issuance under
	exercise of outstanding	Weighted-average exercise	equity compensation plans
	options, warrants and	price of outstanding	(excluding shares reflected
	rights	options, warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
1996 Restated Stock Incentive Plan	231,625	$4.60	—
Omnibus Stock Incentive Plan:
Restricted stock awards	686,393
Options	30,000	$.98

Total Omnibus Stock	716,393		703,870
Incentive Plan
Equity compensation plans not approved by security holders:
2001 Nonqualified Stock Option Plan	15,000	$12.12	—

Total	963,018		703,870

Plan Benefits
     Awards under the Omnibus Plan are determined by the Board of Directors or one or more committees established by the Board. The Company cannot determine the benefits or amounts that will be received or allocated in the future under the Omnibus Plan, as the compensation committee has not made any determination in this regard. As of May 23, 2008, no options or restricted stock awards have been granted or conditioned on the approval of the 1,000,000 share increase sought under this Proposal 3. See “Director and Executive Compensation — 2007 Grants of Plan-Based Awards” for a discussion of the awards granted to the Named Executive Officers under the Omnibus Plan in 2007.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
     In connection with the preparation of the Company’s audited financial statements for the year ended December 31, 2007, the Audit Committee:
•	reviewed and discussed the audited financial statements with management;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards); and

•	received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 and has discussed with the Company’s independent registered public accounting firm its independence and satisfied itself as to their independence.
     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007.

Audit Committee Report Submitted By:
Harmon Spolan, Chairman
Nancy Alperin
Tony Banks
PRINCIPAL ACCOUNTING FEES AND SERVICES
     The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006 was PricewaterhouseCoopers LLP (“PwC”). On December 29, 2006, PwC advised the Company that it declined to stand for reappointment as its independent registered public accounting firm to provide future services after completion of procedures regarding Form 10-Q for the quarter ended September 30, 2006 and completion of services related to the audit of the Company’s financial statements as of and for the year ending December 31, 2006 and the Form 10-K/A in which such financial statements were included. This decision was accepted by the Company’s Audit Committee.
     On June 7, 2007, the Company engaged McGladrey & Pullen, LLP (“McGladrey”) as its new principal accountant for 2007. The Company selected McGladrey to be its principal accountant for 2008 as well. Representatives of McGladrey are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
     The report of PwC on the Company’s financial statements as of and for the year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion but included an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern.
     During the years ended December 31, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years.
     During the year ended December 31, 2006, there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K except that the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on May 23, 2007, contained an adverse opinion from PwC with respect to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006. The following material weaknesses were disclosed by the Company in such Form 10-K report:

1.	Ineffective controls over the adequacy of segment disclosures. The Company did not maintain effective controls over the adequacy of its segment disclosures. Specifically, the Company did not maintain effective controls to ensure that significant changes to reporting practices (including changes to information reviewed by the chief operating decision maker) were considered in the determination of appropriate operating segments in accordance with generally accepted accounting principles. This control deficiency resulted in adjustments to the segment disclosure, allocation of goodwill to reporting units and computation of goodwill impairment in the interim consolidated financial statements of the Company for the quarter ended September 30, 2006. Additionally, this control deficiency could result in a material misstatement of goodwill and goodwill impairment expense and segment disclosure that would result in a material misstatement of annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, the Company’s management has determined that this control deficiency constitutes a material weakness.

2.	Ineffective controls over the impairment analysis of goodwill and long-lived assets. The Company did not maintain effective controls over the accounting for the impairment of goodwill and long-lived assets in accordance with generally accepted accounting principles. Specifically, the Company did not maintain effective controls to ensure that assumptions used in the analysis of the impairments of goodwill and long-lived assets were accurate and that such estimates were reviewed by appropriate levels of management. This control deficiency resulted in adjustments to the interim consolidated financial statements of the Company for the quarter ended September 30, 2006. Additionally, this control deficiency could result in a material misstatement of goodwill, long-lived assets and impairment expense that would result in a material misstatement of annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, the Company’s management has determined that this control deficiency constitutes a material weakness.

3.	Inadequate staffing in the United Kingdom. The Company did not maintain a sufficient complement of personnel in the United Kingdom to maintain an appropriate accounting and financial reporting organizational structure to support the activities of the Company. Specifically, the Company did not maintain personnel who provided the appropriate level of oversight over the financial reporting function and who had the appropriate level of accounting knowledge, experience and training in the application and implementation of generally accepted accounting principles in the United States. This arose primarily as a result of the decision during the fourth quarter of 2006 to sell the United Kingdom operations. This control deficiency resulted in audit adjustments to the Company’s 2006 annual consolidated financial statements. Additionally, this control deficiency could result in a material misstatement of the Company’s United Kingdom accounts and disclosures that would result in a material misstatement to the interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, the Company’s management has determined that this control deficiency constitutes a material weakness.
        The Company’s management and Audit Committee have discussed the reportable events described above with PwC. The Company has authorized PwC to respond fully to the inquiries of McGladrey, as successor to PwC, concerning such matters.
        The Company incurred the following fees for services performed by McGladrey and PwC for fiscal years 2007 and 2006:
        Audit Fees: The aggregate fees billed by McGladrey for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2007, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2007, and assistance with the review of documents filed with the SEC for 2007 were $710,761. Fees billed by PwC for the audit of the Company’s annual financial statements for 2006, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2006, and for assistance with review of documents filed with the SEC for 2006 were $1,911,000. Audit fees for 2006 include fees billed in connection with the audit of the statutory financial statements of the Company’s United Kingdom photocopy business and ATM business subsidiaries, which were sold in June 2006 and January 2007, respectively. Audit fees for 2006 also included the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

     Audit-Related Fees: The Company did not incur any audit-related fees from McGladrey during 2007. The aggregate fees billed by PwC for audit-related services were $22,000 in 2006. Audit-related services included the audit of TRM Inventory Funding Trust, the vehicle that provides the Company with cash to supply its ATMs.
     Tax Fees: The Company did not incur any fees for tax services from McGladrey during 2007. The aggregate fees billed by PwC for professional tax services were $135,000 in 2006. Professional tax services during 2006 consisted of compliance, planning and advice relating to United States, United Kingdom and Canadian taxes.
     All Other Fees: None.
     The entirety of services provided by McGladrey for 2007 and PwC for 2006 were provided by full-time employees of McGladrey and PwC.
     Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions as set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit-related and tax services described above were pre-approved by the Company’s Audit Committee and, therefore, were not provided pursuant to a waiver of the pre-approval requirements set forth in such rule.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Reports of all transactions in the Company’s common stock by officers, directors and principal stockholders are required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on its review of copies of the reports received, or representations of such reporting persons, the Company believes that during 2007 no officers, directors or principal stockholders failed to file reports of ownership and changes of ownership on a timely basis.
SHAREHOLDER PROPOSALS
Shareholder Proposals to Be Included in the Company’s Proxy Statement
     Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, shareholders may present proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be included for the 2009 Annual Meeting, shareholder proposals must be received by the Company at its executive offices located at Kings Highway, N, Suite G100, Cherry Hill, New Jersey 08034 no later than February 9, 2009, and must otherwise comply with the requirements of Rule 14a-8.
Shareholder Proposals Not to Be Included in the Company’s Proxy Statement
     Shareholders wishing to present proposals for action at an annual meeting apart from proposals to be included in the Company’s proxy statement must do so in accordance with the Company’s Bylaws. A shareholder must give timely notice of the proposed business to the Secretary at the Company’s executive offices referred to above. To be timely, a shareholder’s notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to that year’s annual meeting; provided, however, that in the event less than 30 days’ notice of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include (i) a brief description of the matter proposed to be brought before the meeting, (ii) the name and address, as they appear in the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such matter. Proxy voting on any matter brought before the meeting as set forth in this paragraph will be subject to the discretionary voting authority of the designated proxy holders.

     Shareholders wishing to nominate directly candidates for election to the Board of Directors at an annual meeting must do so in accordance with the Company’s Bylaws by giving timely notice in writing to the Secretary as described above. The notice must set forth (i) the information described by Items 401(a), (e) and (f) and Item 403(b) of Regulation S-K under the rules and regulations of the SEC relating to the candidate, (ii) the class and number of shares of the Company which are beneficially owned by the nominating shareholder, and (iii) any material interest of the shareholder or of the nominee in the Company. The presiding officer at the annual meeting is required to determine whether any nomination was properly brought before the annual meeting in accordance with the Company’s Bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall not be considered in the election.
SHAREHOLDER COMMUNICATIONS
     The Board of Directors has established a process for shareholders to send communications to it. Shareholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of Michael J. Dolan, the Secretary, at the principal executive offices of the Company. Such correspondence shall prominently display the fact that it is a shareholder-board communication and whether the intended recipients are all or individual members of the Board of Directors. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company or are otherwise inappropriate. The Secretary shall promptly forward any and all such shareholder communications to the entire Board of Directors or the individual director as appropriate. In the alternative, shareholder correspondence can be addressed to David Gitlin, Esquire, at Wolf, Block, Schorr & Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103.
OTHER MATTERS
     The notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting. As of the date of this proxy statement, the Board of Directors has been advised of no matters to be presented for discussion at the meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the shareholders.
INCORPORATION BY REFERENCE
     The following sections of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 are incorporated by reference in this proxy statement:
•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	Item 7A. Qualitative and Quantitative Disclosures about Market Risk;

•	Item 8. Financial Statements and Supplementary Data; and

•	Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures (which states “Not applicable” in the Form 10-K/A).
SHAREHOLDERS SHARING AN ADDRESS
     Shareholders sharing an address with another shareholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from: Investor Relations, 5208 N.E. 122d Avenue, Portland, Oregon 97230; telephone number (503) 257-8766. The Company will promptly deliver a copy of the requested materials.

     Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.
ANNUAL REPORT ON FORM 10-K/A
     The Company’s 2007 Annual Report on Form-10-K/A, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2007, is being sent to shareholders of record as of May 23, 2008 with this proxy statement. Shareholders of record as of March 28, 2008, and beneficial owners of the Company’s common stock on that date, may obtain from the Company without charge a copy of the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. Any such request from a beneficial owner of the Company’s common stock must set forth a good faith representation that, as of the record date for this solicitation, May 23, 2008, the person making the request was the beneficial owner of the Company’s common stock. Such written requests should be directed to the Company at 5208 N.E. 122nd Avenue, Portland, Oregon 97230, Attention: Investor Relations.
Portland, Oregon
June 9, 2008

APPENDIX A
AUDIT COMMITTEE CHARTER
(as of January 2008)
Purpose
The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of TRM Corporation (the “Company”) is to represent and assist the Board in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements.
The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors on the basis of the information it receives, discussions with the auditor, and the experience of the Committee’s members in business, financial and accounting matters.
Committee Membership
The Committee shall be appointed by the Board and shall comprise at least three directors who meet the experience and independence standards of the Nasdaq Stock Market, Inc. (“Nasdaq”), and other applicable federal laws and regulations. Committee members may receive no compensation from the Company other than director’s fees. All Committee members will be financially literate, and at least one member of the Committee will have accounting or related financial management expertise as determined by the Board. The Board will designate a Chairman for the Committee.
Committee Authority and Responsibilities
The primary responsibility of the Committee is to oversee the Company’s financial controls and reporting processes on behalf of the Board and report the results of its activities to the Board. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.
The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate.
1. Independent auditors. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company. The Company shall provide the appropriate funding, as determined by the Committee, for payment of compensation to the public accounting firm so engaged.
The Committee shall also be responsible for: (a) ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, (b) actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (c) taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor. In connection with these responsibilities, the Committee shall discuss the auditors’ independence from management and the Company, including whether the auditors’ performance of permissible non-audit services is compatible with their independence. This process will include, at least annually, the Committee’s review of the independent auditors’ internal control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company. The Company shall review the use of auditors other than the independent auditor in cases such as management’s request for second opinions.
2. Audit services. The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including their respective responsibilities and the adequacy of staffing and compensation. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.
3. Permissible non-audit services. The Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of permissible non-audit services to be provided by the independent auditors. The Committee may, from time to time, delegate its authority to pre-approve non-audit services to one or more Committee members, provided that such delegate(s) present any such approvals to the full Committee at its next scheduled meeting.
4. Review of interim financial statements; earnings releases. The Committee shall review the interim financial statements, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 1O-Q. The Committee will discuss the Company’s policies and procedures with respect to earnings releases, financial information and earnings guidance provided to analysts and rating agencies. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.
5. Review of annual audited financial statements. The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K/A (or the annual report to shareholders if distributed prior to the filing of the Form 10-K/A), including (a) their judgment about the quality, not just acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies.
The Committee will also review with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; (b) major issues regarding the adequacy of internal controls and steps taken in light of material deficiencies; and (c) the effects of alternative accounting methods and regulatory and accounting initiatives on the financial statements.
The Committee will discuss the results of the annual audit and any difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors’ activities or on access to requested information, and any significant disagreements with management. The Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on internal controls by the Chief Executive Officer and Chief Financial Officer, as received by the independent auditors.
Based on these reviews, the Committee will make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K/A.
6. Internal controls; disclosure controls and procedures. The Committee will review and discuss with management and the independent auditors the Company’s internal controls. The Committee will review and discuss the Company’s disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer.

7. Complaint procedures. The Committee will establish procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding questionable accounting and auditing matters.
8. Risk Assessment. The Committee will review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
9. Related-Party Transactions. The Committee will review and have prior-approval authority for related-party transactions (as defined in the applicable Nasdaq listing standards).
10. Report for inclusion in proxy statement. The Committee shall prepare the report that SEC rules require to be included in the Company’s annual proxy statement.
11. Hiring of auditor personnel. The Committee shall set clear hiring policies with regard to employees and former employees of the independent auditors.
12. Charter. The Committee shall periodically (but no less than annually) review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
13. Annual performance evaluation. The Committee shall annually review its own performance.
14. Investigative authority. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.
Outside Advisors
The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it deems appropriate to assist the Committee in the performance of its functions. The Committee shall have sole authority to approve related fees and retention items. The Company will provide appropriate funding, as determined by the Committee, for compensation to any such outside advisors engaged by the Committee.
Meetings
The Committee will meet as often as may be deemed necessary or appropriate in its judgment, at least quarterly each year, and at such times and places as the Committee shall determine. The majority of the members of the Committee shall constitute a quorum. The Committee will meet separately, at least quarterly, with the independent auditors and management to discuss any matters that they wish to bring to the Committee’s attention.
The Committee shall report to the Board with respect to its meetings, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and/or the performance and independence of the Company’s independent auditors.

APPENDIX B
TRM CORPORATION OMNIBUS STOCK INCENTIVE PLAN
Effective as of January 1, 2005
1. PURPOSE AND SHAREHOLDER APPROVAL
     (a) The TRM Corporation Omnibus Stock Incentive Plan (the “Plan”) is being established to provide incentives and awards to those employees and members of the Board largely responsible for the long term success of TRM Corporation, an Oregon corporation (the “Company”) and its affiliates, and to be a successor plan with respect to the Company’s 2001 Non Qualified Stock Option Plan (the “2001 Plan”), the Company’s 1996 Restated Option Plan (the “1996 Plan”), and the Company’s Restated 1986 Stock Incentive Plan (the “1986 Plan”) (the 2001 Plan, the 1996 Plan and the 1986 Plan being referred to herein as the “Prior Plans”).
     (b) The Plan is intended to enable the Company to attract and retain executives and members of the Board in the future and to encourage key employees and members of the Board to acquire a proprietary interest in the performance of the Company by purchasing and owning shares of the Company’s Common Stock.
     (c) In addition, this Plan’s adoption is subject to its approval by the Company’s shareholders. Any grants or awards made under the Plan shall be null and void if the Plan is not so approved at the next regularly scheduled meeting of the Company’s shareholders. The Plan is intended to permit the grant of options that meet certain requirements of the Code relating to the payment of compensation that qualifies as “performance based compensation” which is exempt from certain limitations on deduction imposed under Code Section 162(m).
2. GENERAL PROVISIONS
     (a) Definitions. As used in the Plan:
          (i) “Award” means a restricted stock award granted pursuant to Section 4 of the Plan.
          (ii) “Act” means the Securities Exchange Act of 1934, as amended.
          (iii) “Board of Directors” or “Board” means the Board of Directors of the Company.
          (iv) “Change in Control” means the occurrence of any of the following:
               (A) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including in the Company’s subsidiaries) of the Company and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
               (B) the adoption of a plan relating to the liquidation or dissolution of the Company;
               (C) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company;
               (D) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (D), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons Beneficially Owning, directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not Beneficially Own, directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or

               (E) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
          (v) “Code” means the Internal Revenue Code of 1986, as amended.
          (vi) “Committee” means the Board of Directors itself, or one or more committees established by the Board of Directors to serve as an administrative committee with respect to the Plan; provided, however, that to the extent grants or awards are made that are intended to be exempt from the limitations on deductibility under Code Section 162(m) by reason of being “performance-based” compensation, there shall be a Committee that consists exclusively of two (2) or more members of the Board of Directors, each of whom qualifies as an “outside director” (as that term is used for purposes of Code Section 162(m)) and who may also qualify as a “non-employee director” (as that term is used for purposes of Rule 16b-3) with respect to the Plan.
          (vii) “Common Stock” means the Common Stock, no par value, of the Company.
          (viii) “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on 1 January 2005 or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
          (ix) “Covered Employee” means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Act by reason of being among the four highest compensated officers of the Company. The intent of this definition is to identify those persons who are “covered employees” for purposes of the applicable provisions of Code Section 162(m) and Treasury Regulations promulgated thereunder and is to be interpreted consistent with this intent.
          (x) “Fair Market Value” means, with respect to the date a given Stock Option is granted or exercised, the average of the lowest and highest sales price for a share of Common Stock as quoted on NASDAQ for that date or, if not reported on the New York Stock Exchange for that date, as quoted on the principal exchange on which the Common Stock is listed; provided, however, if no such sales are made on such date, then on the next proceeding date on which there are such sales. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.
          (xi) “Incentive Stock Option” means an option granted under the Plan, which is intended to qualify as an incentive stock option under Section 422 of the Code.
          (xii) “Non Qualified Stock Option” means an option granted under the Plan which is not an Incentive Stock Option.
          (xiii) “Participant” means an employee of the Company or one or more of its Subsidiaries and any member of the Board to whom a Stock Option and/or an Award has been granted under the Plan.
          (xiv) “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor Rule.
          (xv) “Stock Option” means an Incentive Stock Option or Non Qualified Stock Option granted under the Plan.
          (xvi) “Subsidiary” means any corporation whose outstanding voting securities having ordinary voting power to elect directors (other than securities having such power only by reason of the happening of a contingency) shall at the time be 50% or more owned, directly or indirectly, by the Company.
          (xvii) “Total Disability” shall mean (A) a physical or mental disability which, at least twenty six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Committee and reasonably acceptable to the Participant or the Participant’s legal representative or (B) if the

Company then has in effect a disability plan covering employees generally, including the Participant, the definition of covered total and permanent “disability” set forth in such plan.
          (xviii) “Voting Stock” means any class of stock of the Company that has been assigned the right to vote on any shareholder matters.
     (b) Administration of the Plan.
          (i) The Plan shall be administered by the Committee, which shall have the full power, subject to and within the limits of the Plan, to: (A) interpret and administer the Plan and Stock Options and Awards granted under it; and (B) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations. The Committee, in the exercise of these powers, shall (A) generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option or Award in a manner and to the extent it shall deem necessary to make the Plan fully effective; (B) determine those individuals who are eligible to be Participants in the Plan to whom Stock Options and/or Awards may be granted and the number of any thereof to be granted to any Participant, consistent with the provisions of the Plan; (C) determine the terms of Stock Options and Awards granted, consistent with and subject to the limitations contained in the Plan; and (D) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.
          (ii) The Board may, at its discretion, select one or more of its members who is eligible to be a member of the Committee as alternate members of the Committee who may take the place of any absent member or members of the Committee at any meeting of the Committee. The Committee may act only by a majority vote of its members then in office; the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
     (c) Effective Date. The Plan shall be effective as of January 1, 2005, provided that the Plan is approved and ratified by the Company’s shareholders at the next regularly scheduled meeting of the Company’s shareholders. If the Plan is not so approved by the Company’s shareholders, the Plan and all awards previously granted thereunder become null and void.
     (d) Duration. If approved by the shareholders of the Company, as provided in Section 2(c), unless sooner terminated by the Board of Directors, the Plan shall remain in effect until December 31, 2014.
     (e) Shares Subject to the Plan. The maximum number of shares of Common Stock which may be subject to Stock Options and Awards granted under the Plan shall be 600,000, plus additional shares equal to the number of shares available for grants under the Prior Plans as of the date this Plan is approved by the Company’s shareholders, subject to adjustment in accordance with Section 5(a), which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. Up to 450,000 shares of Common Stock may be issued hereunder as restricted stock, and options to purchase up to 150,000 shares of Common Stock may be granted. If a Stock Option (whether granted under this Plan or previously under one of the Prior Plans) or portion thereof shall expire or be terminated, canceled, or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options or Awards under the Plan. In the event any Award lapses prior to the realization thereof, any shares of Common Stock allocable to such Award shall again be available for future grants of Stock Options or Awards.
     (f) Amendments. The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to Incentive Stock Options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any Treasury Regulations issued thereunder; provided, however, that, without the approval of the Company’s shareholders, no amendment shall be made which:
          (i) Increases the maximum number of shares of Common Stock which may be subject to Stock Options or Awards granted under the Plan (other than as provided in Section 5(a)); or

          (ii) Extends the term of the Plan; or
          (iii) Increases the period during which a Stock Option may be exercised beyond ten (10) years from the date of grant; or
          (iv) Otherwise materially increases the benefits accruing to Participants under the Plan; or
          (v) Materially modifies the requirements as to eligibility for participation in the Plan; or
          (vi) Will cause Stock Options or Awards issued or granted under the Plan to fail to be exempt under the requirements of Rule 16b-3.
Termination or amendment of the Plan shall not, without the consent of the Participant, affect such Participant’s rights under any Stock Option or Award that has already been granted to such Participant.
     (g) Participants and Grants. The Committee shall have full discretionary authority with respect to Stock Options and Awards granted under the Plan to vary the terms, and numbers of shares to be subject to any grant to any Participant, subject only to the limitations and express rules of the Plan, and to include such other terms and conditions as may be established at the Committee’s discretion to the extent such other terms and conditions are not in conflict with applicable terms of the Plan.
3. STOCK OPTIONS
     (a) General. All Stock Options granted under the Plan shall be granted by the Committee solely at the discretion of the Committee, and shall be evidenced by written agreements executed by the Company and the Participant to whom granted which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law. Notwithstanding anything herein to the contrary, no employee shall be granted during any one calendar year Stock Options entitling such employee to purchase more than 50,000 shares of Common Stock, as such number may be adjusted pursuant to Section 5(a).
     (b) Price. Subject to the provisions of Sections 3(f)(iv) and 6(a), the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than 100 percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.
     (c) Period. The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.
     (d) Exercise. Subject to Section 3(i), no Stock Option shall be exercisable prior to the expiration of one (1) year from the date it is granted. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.
     (e) Payment. The purchase price for shares of Common Stock as to which a Stock Option has been exercised may be paid:
          (i) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company; or
          (ii) In the discretion of the Committee by note; or

          (iii) In the discretion of the Committee, by the delivery from the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or
          (iv) In the discretion of the Committee, in United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount of sale or loan proceeds required to pay the purchase price; or
          (v) In the discretion of the Committee, by a combination of any number of the foregoing. The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.
     (f) Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:
          (i) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.
          (ii) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which “incentive stock options” (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non Qualified Stock Options.
          (iii) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.
          (iv) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.
     (g) Termination of Employment.
          (i) In the event a Participant’s employment by the Company or its Subsidiaries shall be terminated for cause, as determined by the Committee, while the Participant holds Stock Options granted under the Plan, all Stock Options held by the Participant shall expire immediately.
          (ii) If a Participant, while holding Stock Options, retires upon reaching his normal retirement date or having elected early retirement under a formal plan or policy of the Company or dies, then each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution) until the earlier of (A) its stated expiration date or (B) the date occurring three (3) years after the date of such retirement or death, as the case may be. If a Participant’s employment by the Company or its Subsidiaries shall terminate as a result of the Participant’s Total Disability, while such Participant is holding Stock Options, then each Stock Option held by the Participant shall be exercisable by the Participant until its stated expiration date.

          (iii) If a Participant’s employment by the Company or its Subsidiaries shall terminate for any reason not specified in Sections 3(g)(i) or (ii), the Participant shall, to the extent otherwise exercisable, have the right to exercise the Stock Options held by him or her at the date of termination for a period of three (3) months or, in the case of Stock Options which are not intended to be Incentive Stock Options, such extended period as the Committee may, in its sole discretion determine at or after the date of grant; provided, however, that in no event shall such Stock Options be exercisable after their stated expiration date.
          (iv) Stock Options held by a Participant at the time of the termination of his or her employment by the Company or its Subsidiaries which, by their terms are not then exercisable, shall, subject to, and except as otherwise provided by, the provisions of (A) this Section 3(g) regarding expiration or lapse and (B) Section 3(i) regarding acceleration and redemption become exercisable (if at all) at the times, and otherwise in the manner, set forth in connection with their original grant or on such accelerated basis as the Committee may, in its sole discretion, determine at or after grant.
     (h) Effect of Leaves of Absence. It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract.
     (i) Acceleration and Redemption. Upon the occurrence of a Change in Control, all Stock Options granted and outstanding under the Plan shall become immediately exercisable in full regardless of any terms of said Stock Option to the contrary.
4. RESTRICTED STOCK
     (a) Grant. Common Stock may be granted from time to time under the Plan by the Committee to Participants. An Award will consist of Common Stock to be transferred to a Participant without other payment therefor upon completion of any restriction period relating to such Award (“Restriction Period”) and satisfaction of any performance criteria, each as may be established by the Committee.
     (b) Restrictions. Except as otherwise provided in this Section 4, no Award or shares of Common Stock relating to any Award may be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any Participant shall be deemed to end and all restrictions on shares of the Common Stock subject to the Award shall lapse upon the Participant’s death, Total Disability, the Participant’s retirement after attaining his or her retirement date under a formal plan or policy of the Company, upon an event that would constitute a Change in Control, or upon any other date or event as may be determined by the Committee in its sole discretion at or after grant of the Award.
     (c) Lapse. If a Participant terminates employment with the Company for any reason other than as set forth in Section 4(b) before the expiration of the Restriction Period, the Award shall lapse and all shares of Common Stock still subject to restriction shall be forfeited and shall be reacquired by the Company without further consideration.
     (d) Custody of Shares. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Common Stock subject to an Award be held in custody by a bank or other institution or that the Company may itself hold such certificates in custody until the Restriction Period expires or until restrictions thereon otherwise lapse and may require as a condition of any Award that the Participant shall have delivered to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award. The shares of Common Stock subject to an Award shall be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable performance criteria.

     (e) Shareholder Rights. Each Participant who receives an Award shall have all of the rights of a shareholder with respect to such shares of Common Stock attributable thereto, including the right to vote the shares and receive dividends and other distributions.
     (f) Agreement. Each Award granted under the Plan shall be evidenced by a written agreement between the Company and the Participant which shall set forth the number of shares of Common Stock subject to the Award, the length of the Restriction Period, and such performance criteria relating to the vesting of the shares of Common Stock to which the Award is subject as the Committee may, in its sole discretion, determine.
5. MISCELLANEOUS PROVISIONS
     (a) Adjustments Upon Changes in Capitalization. In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options or Awards may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or Awards or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Period then in effect. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive.
     (b) Non Transferability. No Stock Option or Award granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution and no Stock Option granted under the Plan shall be exercisable during the Participant’s lifetime by any person other than the Participant or his guardian or legal representative. Notwithstanding the foregoing, any Common Stock acquired by exercise of a Stock Option or in connection with an Award that has become vested and transferability is not subject to any restriction under this Section 5(b).
     (c) Withholding. The Company’s obligations in connection with this Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of a grant or upon the exercise of any Stock Option or upon the lapse of restrictions on any shares of Common Stock subject to an Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Company.
     (d) Compliance with Law and Approval of Regulatory Bodies. No Stock Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of the New York Stock Exchange and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised or for which an Award has been granted may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of an Award or the exercise of a Stock Option by a person or estate acquiring the right to the Award or the exercise of a Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option or Award and may require consents and releases of taxing authorities that it may deem advisable.

     (e) No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Option or Award hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.
     (f) Separability. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 or the performance-based compensation rules applicable pursuant to Code Section 162(m), then such terms or provisions shall be deemed inoperative to the extent they so conflict with any such requirements.
     (g) Interpretation of the Plan. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.
     (h) Use of Proceeds. Funds received by the Company upon the exercise of Stock Options granted under the Plan shall be used for the general corporate purposes of the Company.
     (i) Construction of Plan. The place of administration of the Plan shall be in the State of Oregon, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Oregon.

APPENDIX C
AMENDMENT NUMBER 1
TO THE
TRM CORPORATION OMNIBUS STOCK INCENTIVE PLAN
Effective as of                     , 2008
WHEREAS, TRM Corporation, an Oregon Corporation (the “Company”) established the TRM Corporation Omnibus Stock Incentive Plan (the “Plan”) effective as of January 1, 2005; and
WHEREAS, the maximum number of shares of Common Stock of the Company, which were authorized under the Plan was 600,000 plus the shares remaining under the incentive and nonqualified stock option plan established in 1986, the stock option plan established in 1996 and the nonqualified stock option plan established in 2001, of which 450,000 shares of Common Stock were allocated for the use as Restricted Stock Awards (“Awards”) and 150,000 shares of Common Stock were authorized for the issuance of Stock Options (“Options”); and
WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to increase the number of shares of Common Stock that may be granted under the Omnibus Plan from 600,000 to 1,600,000 shares, in each instance plus the shares remaining under previous plans, which would be available for Awards or Option grants.
WHEREAS, the Board does not believe that any adjustment is required to outstanding Awards and Options, as otherwise permitted under Section 5(a) of the Plan for adjustments to Awards and Options upon certain capitalization events.
NOW, THEREFORE, the Plan is hereinafter amended as follows, subject to the receipt of shareholder approval as required under Section 2(f)(i) of the Plan.
1.	Increase in Shares. Effective upon shareholder approval, the number of shares of Common Stock of the Company available for issuance for Awards and Options under the Plan shall be increased from 600,000 shares to 1,600,000 shares, plus the shares remaining under the incentive and nonqualified stock option plan established in 1986, the stock option plan established in 1996 and the nonqualified stock option plan established in 2001. The additional shares may be allocated between Awards or Options, as determined by the Board of Directors or one or more committees established by the Board of Directors.

2.	No Adjustment in Awards or Options. The Board recognizes that the shareholders of the Company are separately being requested to approve an increase in authorized shares of Common Stock under the Company’s Restated Articles of Incorporation from 50,000,000 to 100,000,000. If the shareholders authorize an increase in the authorized shares of Common Stock of the Company, the Board and the Compensation Committee of the Board have determined that no adjustments are required for any outstanding Awards or Options.

3.	Expiration of Plan. Notwithstanding any provisions of the Plan or this Amendment to the contrary, the Plan shall remain in effect until December 31, 2014 and any Award or Options granted under the Plan shall expire in accordance with the terms of the Plan and each Award or Option Agreement.
THIS AMENDMENT NUMBER 1 to the Plan was approved by the Board of Directors by Unanimous Consent dated May 21, 2008.

C-1

REVOCABLE PROXY

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR
THE 2008 ANNUAL MEETING OF SHAREHOLDERS –
July 10, 2008
The undersigned hereby appoints Richard B. Stern and Michael J. Dolan, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Shareholders of TRM CORPORATION to be held on July 10, 2008, and any adjournments thereof, with respect to the following:

Please be sure to sign in the box below and date this Proxy.	Date

   Shareholder sign above                     Co-holder (if any) sign above

1.	ELECTION OF DIRECTORS:	For	Withhold	For All Except
		☐	☐	☐
Ethan S. Buyon (3-year term)
Douglas B. Falcone (3-year term)
Thomas S. McNamara (3-year term)
Kenneth Paull (3-year term)
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:

2.	To approve a proposal to amend Article III of the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000;`

For	Against	Abstain
☐	☐	☐
3.	To approve an amendment to the Company’s 2005 Omnibus Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under such plan by 1,000,000 shares;

For	Against	Abstain
☐	☐	☐
Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN ADDITION, THE PROXIES MAY VOTE AT THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
     Please date and sign exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full title and authority.

é Detach above card, sign, date and mail in the postage paid envelope provided. é

5208 N.E. 122nd Avenue
Portland, Oregon 97230-1074

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION
WITH THE PROXY IN THE ENVELOPE PROVIDED.